                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               CENTURYTEL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF CENTURYTEL, INC.:

       The Annual Meeting of Shareholders of CenturyTel, Inc. will be held at 2:00 p.m., local time, on May 10, 2001 in the Corporate Conference Room of the Company's principal offices, 100 CenturyTel Drive, Monroe, Louisiana, for the following purposes:

1.      to elect five Class I directors;

2. to consider and vote upon a proposal to approve the Company's Executive Officer Short-Term Incentive Program;

3. to consider and vote upon a proposal to approve the Company's 2001 Employee Stock Purchase Plan; and

4. to transact such other business as may properly come before the meeting and any adjournments thereof.

       The Board of Directors has fixed the close of business on March 12, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and all adjournments thereof.

                                          By Order of the Board of Directors

                                          /s/ HARVEY P. PERRY

                                          HARVEY P. PERRY, Secretary

Dated: March 26, 2001

                          ---------------------------

SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU EXPECT TO ATTEND, IT IS IMPORTANT THAT YOU PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. IF YOU PLAN TO ATTEND AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.

                          ---------------------------

                              [CENTURY LETTERHEAD]

                                 March 26, 2001

Dear Shareholder:

       It is a pleasure to invite you to the Company's 2001 Annual Meeting of Shareholders on Thursday, May 10, beginning at 2:00 p.m. local time, at the Company's headquarters in Monroe, Louisiana. I hope that you will be able to attend the meeting.

       Most of you have received with this Proxy Statement a proxy card that indicates the number of votes that you will be entitled to cast at the meeting according to the records of the Company or your broker, bank or other nominee. Each share of the Company that you have "beneficially owned" continuously since May 30, 1987 will generally entitle you to ten votes; each other share entitles you to one vote. Shares held through a broker, bank or other nominee are presumed to have one vote per share. In lieu of receiving a proxy card, participants in the Company's benefit plans have been furnished with voting instruction cards. The reverse side of this letter describes the Company's voting provisions in greater detail.

       Regardless of how many shares you own or whether you plan to attend the meeting in person, it is important that your shares be voted at the meeting. At your earliest convenience, please complete the enclosed proxy card (or voting instruction cards) and return it or them promptly in the enclosed return envelope.

       Thank you for your interest and continued support.

                                          Sincerely,

                                          /s/ CLARKE M. WILLIAMS

                                          Clarke M. Williams
                                          Chairman of the Board

                               VOTING PROVISIONS

SHAREHOLDERS

     Record Shareholders. In general, shares registered in the name of any natural person or estate that are represented by certificates dated prior to May 30, 1987 are presumed to have ten votes per share and all other shares are presumed to have only one vote per share. However, the Company's articles of incorporation (the relevant provisions of which are reproduced below) set forth a list of circumstances in which the foregoing presumptions may be refuted. If you believe that the voting information set forth on your proxy card is incorrect or a presumption made with respect to your shares should not apply, please send a letter to the Company briefly describing the reasons for your belief. Merely marking the proxy card will not be sufficient notification to the Company that you believe the voting information thereon is incorrect.

     Beneficial Shareholders. All shares held through a broker, bank or other nominee are presumed to have one vote per share. The Company's articles of incorporation set forth a list of circumstances in which this presumption may be refuted by the person who has held since May 30, 1987 all of the attributes of beneficial ownership referred to in Article III(C)(2) reproduced below. If you believe that some or all of your shares are entitled to ten votes, you may follow one of two procedures. First, you may write a letter to the Company describing the reasons for your belief. The letter should contain your name (unless you prefer to remain anonymous), the name of the brokerage firm, bank or other nominee holding your shares, your account number with such nominee and the number of shares you have beneficially owned continuously since May 30, 1987. Alternatively, you may ask your broker, bank or other nominee to write a letter to the Company on your behalf stating your account number and indicating the number of shares that you have beneficially owned continuously since May 30, 1987. In either case, your letter should indicate how you wish to have your shares voted.

     Other. The Company will consider all letters received prior to the date of the Annual Meeting and, when a return address is provided in the letter, will advise the party furnishing such letter of its decision, although in many cases the Company will not have time to inform an owner or nominee of its decision prior to the time the shares are voted. In limited circumstances, the Company may require additional information before a determination will be made. If you have any questions about the Company's voting procedures, please call the Company at (318) 388-9500.

PARTICIPANTS IN BENEFIT PLANS

     Participants in the Company's Stock Bonus Plan and PAYSOP, Employee Stock Ownership Plan, Dollars & Sense Plan, Union Retirement Savings Plan for Bargaining Unit Employees, Union Group Incentive Plan, or Security Systems Inc. 401(k) Plan have received voting instruction cards in lieu of a proxy card. For additional information, please refer to the informational letter or letters supplied by the trustee of the plans in which you participate.

EXCERPTS FROM THE COMPANY'S ARTICLES OF INCORPORATION

     Paragraph C of Article III of the Company's articles of incorporation provides as follows:

                                    * * * *

     (1) Each share of Common Stock . . . . . which has been beneficially owned continuously by the same person since May 30, 1987 will entitle such person to ten votes with respect to such share on each matter properly submitted to the shareholders of the Corporation for their vote, consent, waiver, release or other action . . . . .

     (2) (a) For purposes of this paragraph C, a change in beneficial ownership of a share of the Corporation's stock shall be deemed to have occurred whenever a change occurs in any person or group of persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of such share; (ii) investment power, which includes the power to direct the sale or other disposition of such share; (iii) the right to receive or retain the proceeds of any sale or other disposition of such share; or (iv) the right to receive distributions, including cash dividends, in respect to such share.

        (b) In the absence of proof to the contrary provided in accordance with the procedures referred to in subparagraph (4) of this paragraph C, a change in beneficial ownership shall be deemed to have occurred whenever a share of stock is transferred of record into the name of any other person.

        (c) In the case of a share of Common Stock . . . . . held of record in the name of a corporation, general partnership, limited partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, or in any other name except a natural person, if it has not been established pursuant to the procedures referred to in subparagraph (4) that such share was beneficially owned continuously since May 30, 1987 by the person who possesses all of the attributes of beneficial ownership referred to in clauses (i) through (iv) of subparagraph (2)(a) of this paragraph C with respect to such share of Common Stock . . . . . then such share of Common
     Stock . . . . . shall carry with it only one vote regardless of when record ownership of such share was acquired.

        (d) In the case of a share of stock held of record in the name of any person as trustee, agent, guardian or custodian under the Uniform Gifts to Minors Act, the Uniform Transfers to Minors Act or any comparable statute as in effect in any state, a change in beneficial ownership shall be deemed to have occurred whenever there is a change in the beneficiary of such trust, the principal of such agent, the ward of such guardian or the minor for whom such custodian is acting.

     (3) Notwithstanding anything in this paragraph C to the contrary, no change in beneficial ownership shall be deemed to have occurred solely as a result of:

        (a) any event that occurred prior to May 30, 1987, including contracts providing for options, rights of first refusal and similar arrangements, in existence on such date to which any holder of shares of stock is a party;

        (b) any transfer of any interest in shares of stock pursuant to a bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift that is made in good faith and not for the purpose of circumventing this paragraph C;

        (c) any change in the beneficiary of any trust, or any distribution of a share of stock from trust, by reason of the birth, death, marriage or divorce of any natural person, the adoption of any natural person prior to age 18 or the passage of a given period of time or the attainment by any natural person of a specified age, or the creation or termination of any guardianship or custodian arrangement; or

        (d) any appointment of a successor trustee, agent, guardian or custodian with respect to a share of stock.

     (4) For purposes of this paragraph C, all determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Corporation. Written procedures designed to facilitate such determinations shall be established by the Corporation and refined from time to time. Such procedures shall provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Corporation and any transfer agent shall be entitled to rely on all information concerning beneficial ownership of a share of stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Corporation nor any transfer agent shall be charged with any other knowledge concerning the beneficial ownership of a share of stock.

     (5) Each share of Common Stock acquired by reason of any stock split or dividend shall be deemed to have been beneficially owned by the same person continuously from the same date as that on which beneficial ownership of the share of Common Stock, with respect to which such share of Common Stock was distributed, was acquired.

                                    * * * *

     (8) Shares of Common Stock held by the Corporation's employee benefit plans will be deemed to be beneficially owned by such plans regardless of how such shares are allocated to or voted by participants, until the shares are actually distributed to participants.

                                    * * * *

                                CENTURYTEL, INC.
                              100 CENTURYTEL DRIVE
                            MONROE, LOUISIANA 71203
                                 (318) 388-9500

                          ----------------------------

                                PROXY STATEMENT
                          ----------------------------

                                 March 26, 2001

       This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of CenturyTel, Inc. (the "Company") for use at its annual meeting of shareholders to be held at the time and place set forth in the accompanying notice, and at any adjournments thereof (the "Meeting"). This proxy statement is first being mailed to shareholders of the Company on or about March 29, 2001.

       As of March 12, 2001, the record date for determining shareholders entitled to notice of and to vote at the Meeting (the "Record Date"), the Company had outstanding 140,976,268 shares of common stock (the "Common Shares") and 319,000 shares of Series L preferred stock which votes together with the Common Shares as a single class on all matters ("Preferred Shares" and, collectively with the Common Shares, "Voting Shares"). The Company's Restated Articles of Incorporation (the "Articles") generally provide that holders of Common Shares that have been beneficially owned continuously since May 30, 1987 are entitled to cast ten votes per share, subject to compliance with certain procedures. Article III of the Articles and the voting procedures adopted thereunder contain several provisions governing the voting power of Common Shares, including a presumption that each Common Share held by nominees or by any holder other than a natural person or estate entitles such holder to only one vote, unless the holder thereof furnishes the Company with evidence to the contrary. Applying the presumptions described in Article III, the Company's records indicate that 235,577,405 votes are entitled to be cast at the Meeting, of which 235,258,405 (99.9%) are attributable to the Common Shares. All percentages of voting power set forth in this proxy statement have been calculated based on such number of votes.

       If a shareholder is a participant in the Company's Automatic Dividend Reinvestment and Stock Purchase Service, the Company's proxy card covers shares credited to the shareholder's account under that plan, as well as shares registered in the participant's name. However, the proxy card will not serve as a voting instruction card for shares held for participants in the Company's Stock Bonus Plan and PAYSOP, Employee Stock Ownership Plan, Dollars & Sense Plan, Union Retirement Savings Plan for Bargaining Unit Employees, Union Group Incentive Plan, or Security Systems Inc. 401(k) Plan. Instead, these participants will receive from the plan trustees separate voting instruction cards covering these shares. These voting instruction cards should be completed and returned in the manner provided in the instructions that accompany such cards.

       The Company will pay all expenses of soliciting proxies for the Meeting. Proxies may be solicited personally, by mail, by telephone or by facsimile by the Company's directors, officers and employees, who will not be additionally compensated therefor. The Company will also request persons holding Voting Shares in their names for others, such as brokers, banks and other nominees, to forward proxy materials to their principals and request authority for the execution of proxies, for which the Company will reimburse them for expenses incurred in connection therewith. The Company has retained Innisfree M&A Incorporated, New York, New York, to assist in the solicitation of proxies, for which it will be paid a fee of $5,000 and will be reimbursed for certain out-of-pocket expenses.

                             ELECTION OF DIRECTORS
                  (ITEM 1 ON PROXY OR VOTING INSTRUCTION CARD)

       The Articles authorize a board of directors of 14 members divided into three classes. Members of the respective classes hold office for staggered terms of three years, with one class elected at each annual shareholders' meeting. Five Class I directors will be elected at the Meeting. Unless authority is withheld, all votes attributable to the shares represented by each duly executed and delivered proxy will be cast for the election of each of the five below-named nominees, each of whom has been recommended for election by the Board's Nominating Committee. Because no shareholder has timely nominated any individuals to stand for election at the Meeting in accordance with the Company's advance notification bylaw (which is described generally below under the heading "Other Matters -- Shareholder Nominations and Proposals"), the five below-named nominees will be the only individuals that may be elected at the Meeting. If for any reason any such nominee should decline or become unable to stand for election as a director, which is not anticipated, votes will be cast instead for another candidate designated by the Board, without resoliciting proxies.

       The following provides certain information with respect to each proposed nominee and each other director whose term will continue after the Meeting, including his or her beneficial ownership of Common Shares determined in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC"). Unless otherwise indicated, (i) all information is as of the Record Date, (ii) each person has been engaged in the principal occupation shown for more than the past five years and (iii) shares beneficially owned are held with sole voting and investment power. Unless otherwise indicated, none of the persons named below beneficially owns more than 1% of the outstanding Common Shares or is entitled to cast more than 1% of the total voting power.

--------------------------------------------------------------------------------
CLASS I DIRECTORS (FOR TERM EXPIRING IN 2004):
--------------------------------------------------------------------------------


LOGO                      WILLIAM R. BOLES, JR., age 44; a director since 1992; an
                          executive officer, director and practicing attorney with The
                          Boles Law Firm (formerly Boles, Boles & Ryan).
                          Committee Memberships:   Insurance Evaluation (Chairman);
                                                               Shareholder Relations
                          Shares Beneficially Owned:  4,859
------------------------------------------------------------------------------------------

                          W. BRUCE HANKS, age 46; a director since 1992; Interim Athletic
LOGO                      Director of the University of Louisiana at Monroe since March
                          2001; Vice President -- Strategic Issues of the Company from May
                          1999 to March 2001; Executive Vice President -- Chief Operating
                          Officer of the Company from October 1998 to May 1999; Senior
                          Vice President -- Corporate Development and Strategy of the
                          Company from October 1996 to October 1998;
                          President -- Telecommunications Services of the Company (or a
                          comparable predecessor position) between July 1989 and October
                          1996.
                          Committee Membership:      Insurance Evaluation
                          Shares Beneficially Owned:  302,128(1)
------------------------------------------------------------------------------------------

                          C. G. MELVILLE, JR., age 60; a director since 1968; private investor since 1992; retired executive officer of an equipment distributor.
LOGO                      Committee Memberships:    Audit; Insurance Evaluation;
                          Nominating
                          Shares Beneficially Owned:  18,197
------------------------------------------------------------------------------------------

                          GLEN F. POST, III, age 48; a director since 1985; Vice Chairman
LOGO                      of the Board, President and Chief Executive Officer of the
                          Company.
                          Committee Membership:      Executive
                          Shares Beneficially Owned:  982,754(1)
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

                          CLARKE M. WILLIAMS, AGE 79; a director since 1968; Chairman of
LOGO                      the Board of the Company. Mr. Williams, who is the father-in-law of Harvey P. Perry, founded the Company's telephone business in
                          1946.
                          Committee Membership:      Executive (Chairman)
                          Shares Beneficially Owned:  919,477(1)
------------------------------------------------------------------------------------------
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE PROPOSED NOMINEES.
------------------------------------------------------------------------------------------
CLASS II DIRECTORS (TERM EXPIRES IN 2002):
------------------------------------------------------------------------------------------

LOGO                      VIRGINIA BOULET, age 47; a director since January 1995; Partner,
                          Phelps Dunbar, L.L.P., a law firm.
                          Committee Memberships:    Audit; Shareholder Relations
                          Shares Beneficially Owned:  5,328(2)
------------------------------------------------------------------------------------------

LOGO                      ERNEST BUTLER, JR., age 72; a director since 1971; Chairman,
                          President and a director of I. E. Butler Securities, Inc., an investment banking firm, since February 1998; for over 30 years prior to such time, Mr. Butler served as an executive officer of
                          Stephens Inc., an investment banking firm.
                          Committee Memberships:   Audit; Compensation (Chairman);
                                                               Shareholder Relations
                          Shares Beneficially Owned:  100
------------------------------------------------------------------------------------------

                          JAMES B. GARDNER, age 66; a director since 1981; Managing
LOGO                      Director of the capital markets division of Service Asset
                          Management Company, a financial services firm; a director of
                          Ennis Business Forms, Inc.; prior to April 1994, Mr. Gardner served as an executive officer of various financial institutions or other financial service companies.
                          Committee Memberships:   Executive; Audit; Compensation
                          Shares Beneficially Owned:  3,500
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

LOGO                      R. L. HARGROVE, JR., age 69; a director since 1985; retired as
                          Executive Vice President of the Company in 1987 after 12 years of service as an officer.
                          Committee Memberships:   Executive; Audit; Shareholder Relations
                                                   (Chairman)
                          Shares Beneficially Owned:  66,009
------------------------------------------------------------------------------------------

                          JOHNNY HEBERT, age 72; a director since 1968; President of
LOGO                      family-owned electrical contracting businesses.
                          Committee Memberships:   Nominating (Chairman); Insurance
                                                               Evaluation; Shareholder
                          Relations
                          Shares Beneficially Owned:  12,341(3)
------------------------------------------------------------------------------------------
CLASS III DIRECTORS (TERM EXPIRES IN 2003):
------------------------------------------------------------------------------------------

                          CALVIN CZESCHIN, age 65; a director since 1975; President and
LOGO                      Chief Executive Officer of Yelcot Telephone Company and Czeschin
                          Motors.
                          Committee Memberships:   Executive; Audit (Chairman);
                                                               Shareholder Relations
                          Shares Beneficially Owned:  350,869(4)
------------------------------------------------------------------------------------------

LOGO                      F. EARL HOGAN, age 79; a director since 1968; managing partner of EDJ Farms Partnership, a farming enterprise, for several years prior to his retirement in December 1997.
                          Committee Memberships:    Executive; Audit; Compensation
                          Shares Beneficially Owned:  36,581
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

                          HARVEY P. PERRY, age 56; a director since 1990; Executive Vice
LOGO                      President and Chief Administrative Officer of the Company since
                          May 1999; Senior Vice President of the Company from 1985 to May
                          1999; General Counsel and Secretary of the Company since 1984 and 1986, respectively. Mr. Perry is the son-in-law of Clarke M.
                          Williams.
                          Committee Membership:      Executive
                          Shares Beneficially Owned:  263,218(1), (5)
------------------------------------------------------------------------------------------

LOGO                      JIM D. REPPOND, age 59; a director since 1986; retired; Vice
                          President-Telephone Group of the Company from January 1995 to
                          July 1996; President -- Telephone Group of the Company (or a
                          comparable predecessor position) from May 1987 to December 1994.
                          Committee Memberships:    Executive; Insurance Evaluation
                          Shares Beneficially Owned:  63,920
------------------------------------------------------------------------------------------

(1) Includes (i) shares of time-vested and performance-based restricted stock issued to the below-named officers under the Company's incentive compensation plans ("Restricted Stock"), with respect to which such officers have sole voting power but no investment power; (ii) shares ("Option Shares") that such officers have the right to acquire within 60 days of the Record Date pursuant to options granted under the Company's incentive compensation plans; and (iii) shares (collectively, "Plan Shares") allocated to such officers' accounts as of December 31, 2000 under the Company's Stock Bonus Plan and PAYSOP ("Stock Bonus Plan"), Employee Stock Ownership Plan ("ESOP") and Dollars & Sense Plan ("401(k) Plan"), with respect to which such officers have sole voting power but no investment power, as follows:

Name                Restricted Stock   Option Shares   Plan Shares
----                ----------------   -------------   -----------
W. Bruce Hanks           11,239           229,983        54,221
Glen F. Post, III        33,835           757,655        76,528
Clarke M. Williams       34,933           808,280        16,786
Harvey P. Perry          11,250           180,191        38,730

(2) Includes 1,272 shares held by Ms. Boulet as custodian for the benefit of her children and 450 shares owned by Ms. Boulet's husband, as to which she disclaims beneficial ownership.

(3) Includes 1,730 shares owned by Mr. Hebert's wife, as to which he disclaims beneficial ownership.

(4) Constitutes 0.2% of the outstanding Common Shares and entitles Mr. Czeschin to cast 1.5% of the total voting power; includes 11,997 shares owned by Mr. Czeschin's wife, as to which he disclaims beneficial ownership.

(5)   Includes 2,778 shares held as custodian for the benefit of his children.

                          ---------------------------

MEETINGS AND CERTAIN COMMITTEES OF THE BOARD

       During 2000 the Board held four regular meetings and six special meetings.

       The Board's Executive Committee, which did not meet during 2000, is authorized to exercise all the powers of the Board to the extent permitted by law.

       The Board's Audit Committee held three meetings during 2000. The Audit Committee's functions are described further below. During 2000, the Audit Committee formed a review subcommittee, which is authorized to review the Company's quarterly earnings prior to their public release. This review subcommittee met three times during 2000.

       The Board's Nominating Committee, which met twice during 2000, is responsible for recommending to the Board both a proposed slate of nominees for election as directors and the individuals proposed for appointment as officers. Any shareholder who wishes to make a nomination for the election of directors must do so in compliance with the procedures set forth in the Company's advance notification bylaw, which is discussed below under the heading "Other
Matters -- Shareholder Nominations and Proposals."

       The Board's Compensation Committee held four meetings during 2000. A subcommittee of the Compensation Committee held four meetings during 2000. The Compensation Committee's functions are described further below.

DIRECTOR COMPENSATION

       Each director who is not an employee of the Company (an "outside director") is paid an annual fee of $25,000 plus $1,500 for attending each regular Board meeting, $2,000 for attending each special Board meeting and $1,000 for attending each meeting of a Board committee. Each outside director who chairs a Board committee or subcommittee is paid an additional $4,000 per year. The Company permits each outside director to defer receipt of all or a portion of his or her fees. Amounts so deferred earn interest equal to the one-year Treasury bill rate. Each director is also reimbursed for expenses incurred in attending meetings.

       Under the Company's Outside Directors' Retirement Plan, outside directors who have completed five years of Board service are entitled to receive, upon normal retirement at age 70, monthly payments that on a per annum basis equal the director's annual rate of compensation for Board service at retirement plus the fee payable for attending one special Board meeting. Outside directors who have completed ten years of service can also receive these payments upon early retirement at age 65, subject to certain benefit reductions. In addition, this plan provides certain disability and preretirement death benefits. The Company has established a trust to fund its obligations under this plan, but participants' rights to these trust assets are no greater than the rights of unsecured creditors. Outside directors whose service is terminated in connection with a change in control of the Company are entitled to receive a cash payment equal to the present value of their vested plan benefits, determined in accordance with actuarial assumptions specified in the plan.

       During 2000, Jim D. Reppond received consulting fees of approximately $15,750 under a ten-year agreement that the Company entered into with him in connection with his retirement in 1996.

RETIREMENT POLICY

       During 1999, the Board adopted a policy that generally prohibits a person from standing for election to the Board if such person has attained age 72 as of the election date. The policy exempts Clarke M. Williams, the Company's founder, and permits F. Earl Hogan, Ernest Butler, Jr. and Johnny Hebert to each serve one additional three-year term after attaining age 72.

                   PROPOSAL TO APPROVE THE EXECUTIVE OFFICER
                          SHORT-TERM INCENTIVE PROGRAM
                  (ITEM 2 ON PROXY OR VOTING INSTRUCTION CARD)

       The Company proposes to pay annual incentive bonuses to certain of its designated executive officers for 2001 and future years pursuant to the Company's Executive Officer Short-Term Incentive Program (the "Program"). Subject to shareholder approval of the Program at the Meeting, the Board of Directors adopted the Program on February 28, 2001 to update and replace a predecessor bonus plan. This summary is qualified by reference to the full text of the Program, which is set forth as Exhibit A hereto.

PURPOSE OF THE PROPOSAL

       Under Section 162(m) of the Internal Revenue Code of 1986 (the "Internal Revenue Code"), the Company may not deduct more than $1 million per year for compensation paid or accrued to the Chief Executive Officer or the four other most highly compensated executive officers of the Company. An exclusion from the $1 million per officer limitation is available for compensation that satisfies the shareholder approval and other requirements provided in Section 162(m) for qualified performance-based compensation. The purpose of submitting the Program to the shareholders is to qualify the annual incentive bonus to be paid to each participating executive officer as performance-based compensation that will be excluded from the $1 million limit on tax deductible compensation under Section 162(m).

       In 1997, the shareholders approved a similar bonus plan in which only the Company's Chairman and Chief Executive Officer were eligible to participate (the "Chairman/CEO Plan"). The Program is intended to update and replace the Chairman/CEO Plan and allows the Compensation Committee of the Board of Directors (the "Committee") to designate additional executive officers as participants in order to protect the deductibility of bonuses paid to those officers. Notwithstanding the changes affected by the Program, the Company has offered 2001 bonus opportunities for its executive officers that are substantially similar to those offered for 2000 and described elsewhere herein.

THE PROGRAM

       The Program will be administered by the Committee, which will have the power to designate participants, establish performance goals and objectives, adopt appropriate regulations, certify as to the achievement of performance goals and make all determinations necessary for the administration of the Program.

       Any executive officer may be designated by the Committee as a participant in the Program for any year. The Company currently has seven executive officers eligible to be designated as participants, but only the Chairman of the Board and the Chief Executive Officer have been designated as participants for 2001.

       Under the Program, each participant will be eligible to be paid an incentive bonus based on the achievement of pre-established annual performance goals. The participants and the performance goals for each year must be established within the first 90 days of the year. The performance goals for each year will be based upon one or more of the following criteria relating to the Company, a division or a subsidiary: return on equity; shareholder return; growth in revenues, operating income, cash flow, earnings or earnings per share; an economic value added measure; or return on assets. Performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. Performance measurements may be adjusted as specified under the Program to exclude the effect of non-recurring transactions or changes in accounting standards. For each year that the Program is in effect, the Committee may use one or more of the performance goals permitted under the Program and may change the performance goals and targets from year to year.

       No participant may be paid a bonus under the Program of more than $1.5 million for any year. The Committee has discretion to decrease but not increase the amount of the bonus paid to a participant from the amount that is payable under the terms of the pre-established criteria for the applicable year. The Committee may determine to pay a portion of the bonus in restricted stock rather than in cash. Prior to the payment of annual bonuses under the Program, the Committee must certify that the performance goals and the applicable conditions to the payment of the bonus have been met.

       If a participant's employment is terminated as the result of retirement on or after attaining age 55 (after completing five full years of employment), disability, death or layoff during the year for which performance is being measured, the participant or his heirs or beneficiary will generally be entitled to receive a pro rata portion of the bonus that would otherwise be payable assuming the performance goals were fully attained for such year. If employment is terminated during a Program year for any other reason, the participant will not receive an award for that year. In the event of a change of control of the Company, the Program year will be deemed to end and the incentive bonus will be paid to the extent of the achievement of the performance goals up to that date.

       The Committee may amend, suspend or terminate the Program at any time. Any amendment or termination of the Program shall not, however, affect the right of a participant to receive any earned but unpaid bonus. The Program applies to each of the five calendar years during the period beginning January 1, 2001 and ending December 31, 2005, unless terminated earlier by the Committee.

       If the Program is not approved at the Meeting, the annual incentive bonuses proposed to be paid under the Program will not be paid, but participants will instead continue to participate in the Company's other bonus plans in order to provide total compensation commensurate with their responsibilities. If the Program is approved at the meeting, the Chairman/CEO Plan will be discontinued.

       Nothing in the Program precludes the Board of Directors or its committees from making additional payments or special awards in their discretion outside of the Program that may not qualify as performance-based compensation under Section 162(m).

PLAN BENEFITS

       For information as to the bonuses that would have been paid to the Chairman and Chief Executive Officer under the Program for the last fiscal year if the Program had been in effect, please see the bonus amounts included in the Summary Compensation Table under "Executive Compensation and Related Information."

VOTE REQUIRED

       Approval of the Program requires the affirmative vote of the holders of at least a majority of the voting power present or represented by proxy at the Meeting.

       THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE PROGRAM.

                          PROPOSAL TO APPROVE THE 2001
                          EMPLOYEE STOCK PURCHASE PLAN
                  (ITEM 3 ON PROXY OR VOTING INSTRUCTION CARD)

       The Board recently adopted the CenturyTel, Inc. 2001 Employee Stock Purchase Plan (the "Employee Plan") designed to give employees a greater stake in the Company through increased stock ownership. The Employee Plan is being presented to the shareholders for approval at the Meeting. The following summary of the material features of the Employee Plan is qualified in its entirety by reference to the full text of the Employee Plan, which is set forth as Exhibit B hereto.

PURPOSE OF THE PROPOSAL

       The Board believes that the Employee Plan is in the best interests of the Company and its shareholders and provides a convenient and advantageous way for employees to acquire an equity interest in the Company, thereby further aligning the interests of the employees and the Company's shareholders. The Board also believes that the Employee Plan will assist the Company in recruiting and retaining highly qualified employees. The Employee Plan must be approved by the shareholders if it is to comply with Section 423 of the Internal Revenue Code, which provides participants with the opportunity to take advantage of certain federal income tax benefits.

THE EMPLOYEE PLAN

       The Employee Plan provides eligible employees of the Company and certain subsidiaries with an opportunity to conveniently acquire Common Shares at a discount. The maximum aggregate number of Common Shares that may be purchased under the Employee Plan is 5,000,000 (which number will be subject to proportionate adjustments to reflect stock splits, stock dividends, or other changes in the capital stock).

       Participation in the Employee Plan will be available to employees who are employed by the Company or, unless otherwise determined by the Board, a domestic subsidiary of the Company that is a corporation or is treated as a corporation or a division for tax purposes. Outside directors, leased employees, independent contractors and employees who own stock possessing 5% or more of the total combined voting power or value of all classes of the Company's or a subsidiary's capital stock are not eligible to participate in the Employee Plan. Approximately 7,000 employees will be eligible to participate.

       The Plan will permit employees to purchase Common Shares through payroll deductions during six-month offering periods beginning January 1 and July 1 of each year (the "Offering Periods"). The initial Offering Period, however, may begin sometime after July 1, 2001. Eligible employees may purchase full Common Shares through payroll deductions of up to 20% of base pay, but may purchase no more than $25,000 worth of Common Shares in any calendar year, as measured as of the first day of each applicable Offering Period. The price an employee pays will generally be the lesser of 85% of the fair market value of a Common Share at the beginning of the Offering Period or 85% of the fair market value of a Common Share at the end of the Offering Period. Common Shares purchased through the Plan may be shares acquired by the Company in the open market, treasury shares or newly issued shares.

       The Employee Plan will be administered by the Board or by a committee of the Board. The Board may delegate to appropriate personnel of the Company's Human Resources Department responsibility for the day-to-day administration of the Employee Plan. The Employee Plan may be terminated or amended by the Board of Directors at any time in its sole discretion, but may not be amended, without prior shareholder approval, to increase the maximum number of shares issuable or to reduce the purchase price per share. The Board is also authorized to make adjustments to employees' rights under the Employee Plan in connection with a merger, consolidation, liquidation and certain other specified corporate transactions involving the Company. The proceeds of stock sales received by the Company under the Employee Plan will constitute general funds of the Company and may be used by it for any purpose. The Company does not currently plan to charge employees any administrative fees for participating in the Plan.

       On March 23, 2001, the closing sale price for Common Shares reported on the New York Stock Exchange was $27.92.

FEDERAL INCOME TAX CONSEQUENCES

       For U.S. federal income tax purposes, an employee will not realize income at the time he or she joins the Employee Plan or purchases Common Shares. If an employee does not dispose of the shares within two years following the first day of the Offering Period in which such stock was acquired, then upon disposition of the shares the employee will realize ordinary income equal to the lesser of
(i) the excess of the fair market value of the shares on the first day of the Offering Period in which such shares were acquired over the price the employee paid to acquire the shares or (ii) the amount by which the net proceeds received by the employee from the sale of the shares exceed the price paid by the employee to acquire the shares. Any further gain on such sale will be taxed as capital gain. No income tax deduction will be allowed the Company for shares purchased by the employee, provided such shares are held for the periods described above.

       If an employee disposes of shares within the periods described above, the employee will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares on the date of purchase under the plan over the price the employee paid to acquire the shares or (ii) the amount by which the net proceeds received by the employee on the sale of the shares exceed the price the employee paid to acquire the shares. (Any further gain on such sale will be taxed as capital gain.) In such instances, the Company will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by the employee.

VOTE REQUIRED

       Approval of the Employee Plan requires the affirmative vote of the holders of at least a majority of the voting power present or represented by proxy at the Meeting.

       THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE EMPLOYEE PLAN.

              VOTING SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

       The following table sets forth information regarding ownership of the Company's Common Shares by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Shares and (ii) all of the Company's directors and executive officers as a group. The table also sets forth similar information for two of the executive officers listed in the Summary Compensation Table set forth elsewhere herein; similar information for each other executive officer listed in such table is included under the heading "Election of Directors." Unless otherwise indicated, all information is presented as of the Record Date and all shares indicated as beneficially owned are held with sole voting and investment power.

                                                           AMOUNT AND
                                                           NATURE OF
                                                           BENEFICIAL         PERCENT OF       PERCENT
                                                          OWNERSHIP OF       OUTSTANDING      OF VOTING
BENEFICIAL OWNER                                        COMMON SHARES(1)   COMMON SHARES(1)   POWER(2)
----------------                                        ----------------   ----------------   ---------
Principal Shareholders:
  Capital Research and Management Company.............     10,597,250(3)         7.5%            4.5%
  333 South Hope Street
  Los Angeles, California 90071
  Regions Bank, as Trustee............................      8,460,064(4)         6.0%           28.1%
     (the "Trustee") of the Stock Bonus Plan and ESOP
     (the "Benefit Plans")
  P.O. Box 7232
  Monroe, Louisiana 71211
Management:
  R. Stewart Ewing, Jr. ..............................        310,582(5)           *               *
  David D. Cole.......................................        202,922(6)           *               *
  All directors and executive officers as a group (18
     persons).........................................      3,581,604(7)         2.5%            2.9%

---------------------------

 *  Represents less than 1%.

(1) Determined in accordance with Rule 13d-3 of the SEC based upon information furnished by the persons listed. In addition to Common Shares, the Company has outstanding Preferred Shares that vote together with the Common Shares as a single class on all matters. A brokerage company owns of record more than 5% of the Preferred Shares; however, the percentage of total voting power held by such company is immaterial. For additional information regarding the Preferred Shares, see page 1 of this proxy statement.

(2) Based on the Company's records and, with respect to all shares held of record by the Trustee, based on information the Trustee periodically provides to the Company to establish that certain of these shares entitle the Trustee to cast ten votes per share.

(3) Based on share information as of February 9, 2001 contained in a Schedule 13G Report that Capital Research and Management Company has filed with the SEC. In this report, Capital Research and Management Company indicated that
    (i) it is deemed to be the beneficial owners of these shares as a result of acting as investment advisor to various registered investment companies,
    (ii) it holds no voting power with respect to any of these shares and (iii) it disclaims beneficial ownership of all of these shares.

(4) Substantially all of the voting power attributable to these shares is directed by the participants of the Benefit Plans, each of whom is deemed, subject to certain limited exceptions, to tender such instructions as a "named fiduciary" under such plans, which requires the participants to direct their votes in a manner that they believe to be prudent and in the best interests of the participants of each respective plan.

(5) Includes 11,246 shares of Restricted Stock, 248,316 Option Shares that Mr. Ewing has the right to acquire within 60 days of the Record Date, and 38,999 Plan Shares allocated to his account as of December 31, 2000 under the Benefit Plans and the 401(k) Plan.

(6) Includes 10,119 shares of Restricted Stock, 154,541 Option Shares that Mr. Cole has the right to acquire within 60 days of the Record Date, 24,412 Plan Shares allocated to his account as of December 31, 2000 under the Benefit Plans and the 401(k) Plan, and 4,698 Plan Shares allocated to the account of his wife as of December 31, 2000 under the Benefit Plans and the 401(k) Plan, as to which he disclaims beneficial ownership.

(7) Includes (i) 113,682 shares of Restricted Stock, (ii) 2,414,774 Option Shares that such persons have the right to acquire within 60 days of the Record Date, (iii) 250,219 Plan Shares allocated to their respective accounts as of December 31, 2000 under the Benefit Plans and the 401(k) Plan, (iv) 19,275 shares held of record by the spouses of certain directors and executive officers, as to which beneficial ownership is disclaimed, and
    (v) 4,050 shares held as custodian for the benefit of children of the directors and executive officers.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

       The following table sets forth certain information regarding the compensation of (i) the Company's Chief Executive Officer and (ii) each of the Company's four most highly compensated executive officers other than the Chief Executive Officer (collectively, the "named officers"). Following this table is additional information regarding option grants and option exercises during 2000. For additional information, see "-- Report of Compensation Committee Regarding Executive Compensation."

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                  COMPENSATION AWARDS
                                                                -----------------------
                                                                               NO. OF
                                          ANNUAL COMPENSATION   RESTRICTED   SECURITIES
NAME AND CURRENT                          -------------------     STOCK      UNDERLYING      ALL OTHER
PRINCIPAL POSITION                 YEAR    SALARY    BONUS(1)   AWARDS(2)     OPTIONS     COMPENSATION(3)
------------------                 ----   --------   --------   ----------   ----------   ---------------
Clarke M. Williams...............  2000   $726,527   $217,958    $      0     320,000        $155,214
  Chairman of the Board            1999    697,856    385,866     275,007           0         158,332
                                   1998    618,141    438,756     289,535           0         165,797
Glen F. Post, III................  2000    690,840    207,252           0     320,000         107,569
  Vice Chairman of the Board,      1999    663,515    366,879     268,913           0         105,635
  President and Chief Executive    1998    575,437    408,445     277,098           0         113,094
  Officer
Harvey P. Perry..................  2000    318,652     87,088           0      85,000          57,860
  Executive Vice President, Chief  1999    306,054    140,840      79,488           0          50,943
  Administrative Officer, General  1998    279,079    132,507      83,800           0          45,197
  Counsel and Secretary
R. Stewart Ewing, Jr.............  2000    329,377     91,995           0      85,000          59,458
  Executive Vice President and     1999    305,721    136,406      79,454           0          50,084
  Chief Financial Officer          1998    278,763    131,381      83,737           0          43,003
David D. Cole....................  2000    306,297     97,954           0      85,000          57,656
  Senior Vice President --         1999    294,184    129,493      78,173           0          48,713
  Operations Support               1998    264,934    138,561      81,175           0          43,303

---------------------------

(1) The "Bonus" column reflects, for each year indicated, the cash portion of annual incentive bonuses granted pursuant to the Company's annual incentive programs. For additional information on bonuses, see footnote
      (2) below.

(2) The "Restricted Stock Awards" column reflects the value (determined as of the award date) of:

     - the portion of the officers' annual incentive bonuses awarded for performance in 1998 and 1999 in the form of restricted stock that vests generally upon the passage of time; and

     - the portion of the officers' long-term incentive compensation awarded in early 1998 and 1999 in the form of additional shares of restricted stock that vest upon the passage of time (collectively, the "Time-Vested Restricted Shares").

     In addition, as part of the long-term incentive compensation granted to the Company's officers in 1998 and 1999, each officer named above received performance-based restricted shares (the "Performance-Based Restricted Shares") that will vest based on the performance of the Company's stock in relation to that of certain specified peer group companies. The chart below sets forth additional information as of December 31, 2000 regarding the named officers' aggregate holdings of all Time-Vested Restricted Shares and

     Performance-Based Restricted Shares and the aggregate value thereof, determined as if all such restricted shares were fully vested. (This chart does not reflect unearned performance shares with respect to which shares of Common Shares have not been issued.)

                                                           Performance-             Aggregate
                                             Time-Vested      Based                  Value at
                                             Restricted     Restricted             December 31,
Name                                           Shares         Shares      Total        2000
----                                         -----------   ------------   ------   ------------
Mr. Williams                                   32,736         10,899      43,635    $1,559,951
Mr. Post                                       30,343         10,899      41,242     1,474,402
Mr. Perry                                      11,396          3,282      14,678       524,739
Mr. Ewing                                      11,387          3,282      14,669       524,417
Mr. Cole                                        9,039          3,282      12,321       440,476

     Dividends are paid currently with respect to all shares described above. For additional information regarding the foregoing, see "-- Report of Compensation Committee Regarding Executive Compensation."

(3) Comprised of the Company's (i) matching contributions to the 401(k) Plan, as supplemented by matching contributions under the Company's Supplemental Dollars & Sense Plan, (ii) premium payments in 1998 and 1999 under a medical reimbursement plan that were attributable to benefits in excess of those provided generally for other employees, (iii) estimated cost of providing death benefits to the executive officers' beneficiaries in excess of those provided generally for other employees under life insurance policies that the Company procures (and, subject to certain limited exceptions, controls the cash surrender value thereof), (iv) contributions pursuant to the Stock Bonus Plan valued as of December 31, 2000 (as supplemented by contributions under the Company's Supplemental Defined Contribution Plan), and (v) payment in 1999 and 2000 of cash allowances in lieu of perquisites offered in prior years, in each case for and on behalf of the named officers as follows:

                                                                                             Cash
                                              Medical      Life      Stock Bonus Plan    Allowance in
                               401(k) Plan      Plan     Insurance       and ESOP          Lieu of
Name                   Year   Contributions   Premiums   Premiums     Contributions      Perquisites
----                   ----   -------------   --------   ---------   ----------------   --------------
Mr. Williams           2000      $     0       $    0     $86,235        $37,779           $31,200
                       1999            0        1,500      93,286         48,289            15,257
                       1998            0        1,476      83,923         80,398                 0
Mr. Post               2000       38,779            0       1,666         35,924            31,200
                       1999       40,904        1,500       2,062         45,912            15,257
                       1998       35,160        1,476       1,614         74,844                 0
Mr. Perry              2000       15,106            0       1,174         16,230            25,350
                       1999       16,149        1,500       1,668         19,230            12,396
                       1998       12,315        1,476       1,350         30,056                 0
Mr. Ewing              2000       16,487            0         766         16,855            25,350
                       1999       16,099        1,500       1,051         19,038            12,396
                       1998       10,749        1,476         820         29,958                 0
Mr. Cole               2000       15,455            0         681         16,170            25,350
                       1999       15,871        1,500         697         18,249            12,396
                       1998       11,942        1,476         526         29,359                 0

                          ---------------------------

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE VALUE OF
                            -------------------------------------------------------------      OPTIONS AT ASSUMED ANNUAL
                             NUMBER OF                                                           RATES OF STOCK PRICE
                            SECURITIES       % OF TOTAL                                       APPRECIATION OVER TEN-YEAR
                            UNDERLYING     OPTIONS GRANTED                                            OPTION TERM
                              OPTIONS       TO EMPLOYEES                       EXPIRATION   -------------------------------
NAME                        GRANTED(1)         IN 2000        EXERCISE PRICE      DATE           (5%)            (10%)
----                        -----------   -----------------   --------------   ----------   --------------   --------------
Clarke M. Williams........      320,000         18.51%           $34.625        2/21/10     $    6,969,600   $   17,657,600
Glen F. Post, III.........      320,000         18.51%            34.625        2/21/10          6,969,600       17,657,600
Harvey P. Perry...........       85,000          4.92%            34.625        2/21/10          1,851,300        4,690,300
R. Stewart Ewing, Jr. ....       85,000          4.92%            34.625        2/21/10          1,851,300        4,690,300
David D. Cole.............       85,000          4.92%            34.625        2/21/10          1,851,300        4,690,300
All Shareholders(2).......  140,976,268            --              32.74          --         2,902,701,358    7,356,141,664

---------------------------

(1) One-third of these options became exercisable on February 21, 2001, one-third will become exercisable on February 21, 2002, and one-third will become exercisable on February 21, 2003.

(2) The amounts shown as potential realizable value for all shareholders, which are presented for comparison purposes only, represent the aggregate net gain for all holders of record, as of March 12, 2001, of Common Shares assuming a hypothetical option to acquire 140,976,268 Common Shares (the number of such shares outstanding as of the Record Date) granted at $32.74 per share (the weighted average price of all options granted in 2000) on February 21, 2000 and expiring on February 21, 2010, if the price of Common Shares appreciates at the rates shown in the table. There can be no assurance that the potential realizable values shown in the table will be achieved. The Company neither makes nor endorses any prediction as to future stock performance.

                          ---------------------------

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                      NUMBER OF SECURITIES
                            NO. OF                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                            SHARES                         OPTIONS AT               IN-THE-MONEY OPTIONS
                           ACQUIRED                     DECEMBER 31, 2000           AT DECEMBER 31, 2000
                              ON        VALUE      ---------------------------   ---------------------------
NAME                       EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       --------   ----------   -----------   -------------   -----------   -------------
Clarke M. Williams.......   31,685    $  849,554     701,614        320,000      $15,105,128     $360,000
Glen F. Post, III........   53,953     1,446,615     650,989        320,000       13,917,856      360,000
Harvey P. Perry..........        0             0     151,858         85,000        3,168,217       95,625
R. Stewart Ewing, Jr.....        0             0     219,983         85,000        4,765,906       95,625
David D. Cole............        0             0     126,208         85,000        2,760,126       95,625

                          ---------------------------

REPORT OF COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

       GENERAL.   The Board's Compensation Committee monitors and establishes the compensation levels of the Company's executive officers and directors, administers the Company's incentive compensation programs, and performs other related tasks. The Committee is composed entirely of Board members who qualify as "outside directors" under Section 162(m) of the Internal Revenue Code and as "non-employee directors" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

       Compensation Objectives.   During 2000, the Committee applied the
following compensation objectives in connection with its deliberations:

       - compensating the Company's executive officers with salaries commensurate with the median salaries of similarly-situated executives at comparable companies

       - providing a substantial portion of the executives' compensation in the form of incentive compensation based upon (i) the Company's short and long-term performance and (ii) the individual, departmental or divisional achievements of the executives

       - encouraging team orientation

       - providing sufficient benefit levels for executives and their families in the event of disability, illness or retirement.

       In addition, to the extent that it is practicable and consistent with the Company's executive compensation objectives, the Committee intends to comply with Section 162(m) of the Internal Revenue Code and any regulations promulgated thereunder (collectively, "Section 162(m)") in order to preserve the tax deductibility of performance-based compensation in excess of $1 million per taxable year to each of the named officers. If compliance with Section 162(m) conflicts with the Committee's compensation objectives or is contrary to the best interests of the shareholders, the Committee reserves the right to pursue its objectives, regardless of the attendant tax implications.

       Overview of 2000 Compensation.   As described further below, during 2000
the Company's executive compensation was comprised of:

       - salary

       - a cash incentive bonus

       - grants of long-term incentive compensation in the form of stock options

       - other benefits typically provided to executives of comparable companies, all as described further below.

For each such component of compensation, the Company's compensation levels were compared with those of comparable companies.

       During 2000, the Committee retained an independent consulting firm to undertake a comprehensive review of the Company's officer compensation programs. The consulting firm compared the Company's officer compensation practices to that of a national group of several hundred companies. This group included a number of telecommunications companies (including several of the peer companies referred to in the Company's stock performance graph appearing elsewhere herein), but also included other companies (excluding financial service companies) that have revenue levels similar to the Company's.

       SALARY.   The salary of the Chief Executive Officer and each other
executive officer is based primarily on the officer's level of responsibility and comparisons to prevailing salary levels for similar officers at comparable companies. Based upon survey data and the recommendation of its independent consulting firm, the Committee in early 2000 increased the salaries of each of the Company's named officers by 4.5%. Based on updated survey data, the Committee granted an additional raise to the Chief Financial Officer in August 2001. The Committee believes these raises were consistent with its objectives of
(i) ensuring that the executive officers receive salaries comparable to those of similarly-situated executives and (ii) applying a team orientation to executive compensation.

       The Chairman's compensation is determined in the same manner as the compensation for all other executive officers, provided that his annual salary cannot be reduced below the minimum salary to which he is entitled under his 1993 employment agreement described below under the heading "-- Employment Contract With Chairman and Change-in-Control Arrangements."

       ANNUAL INCENTIVE BONUS PROGRAMS.   The Company maintains (i) a
shareholder-approved short-term incentive program for certain of its executive officers (as discussed further above) and (ii) an annual incentive bonus program for the Company's other officers and managers. In connection with both of these bonus programs, the Compensation Committee annually establishes target performance levels and the amount of bonus payable if these targets are met, which typically is defined in terms of a percentage of each officer's salary. For 2000, the Committee recommended target bonuses ranging from 45% to 60% of each executive officer's salary if the targets were met, with up to double these amounts if the targets were substantially exceeded and no bonuses if certain minimum target performance levels were not attained. The bonuses payable to the Chairman and the Chief Executive Officer for 2000 performance were based solely upon the Company's overall financial performance measured in terms of return on equity and, to a lesser extent, revenue growth. The bonuses payable to each other executive officer were based partially upon the Company's overall financial performance and partially upon the attainment of pre-approved individual, departmental or divisional goals.

       Based upon the Company's 2000 performance, each of the Chairman and the Chief Executive Officer received a bonus equal to approximately 30% of his 2000 salary. Based upon the Company's performance and the attainment of individual performance objectives, each other named officer received a bonus between approximately 27% and 32% of his 2000 salary. The Committee elected to pay the 2000 incentive bonuses in cash.

       STOCK INCENTIVE PROGRAMS.   The Company's current incentive compensation
programs authorize the Compensation Committee to grant stock options and various other stock-based incentives to key personnel. The Committee's philosophy with respect to stock incentive awards is to strengthen the relationship between compensation and growth in the market price of the Common Shares and thereby align the executive officers' financial interests with those of the Company's shareholders.

       Incentives granted under these programs become exercisable based upon criteria established by the Compensation Committee. The Committee generally determines the size of option grants based on the recipient's responsibilities and duties, and on information furnished by the Committee's consultants regarding stock option practices among comparable companies. The Committee also considers stock option grants made by the Company in the past for overlapping performance periods.

       2000 Grants.   During 2000, a subcommittee of the Compensation Committee
awarded to the Company's officers stock options on the terms further described elsewhere herein. The subcommittee determined the size of each of these awards based on information furnished by the Committee's independent consulting firm relating to the long-term incentive compensation practices among other comparable companies. Based on the consulting firm's recommendations, the subcommittee granted awards to each executive officer having a value, determined under the Black-Scholes valuation methodology and expressed as a percentage of annual salary, commensurate with long-term incentive awards to comparable executives at other comparable companies. The 2000 option grants were intended to serve as a three-year option program covering 2000, 2001 and 2002, although the Committee reserves the right to grant additional awards during this period if it determines that such grants are necessary or appropriate under the circumstances.

       Prior Grants.   During 1997, 1998 and 1999, the subcommittee awarded to
the Company's officers long-term incentive compensation in the form of (i) time-vested restricted stock which will generally vest on the fifth anniversary of the grant date and (ii) performance-based restricted stock and performance shares which will vest or be earned based on appreciation of the market value of the Company's Common Shares over a five-year period.

       OTHER BENEFITS.   The Company maintains certain broad-based employee
benefit plans in which the executive officers are generally permitted to participate on terms substantially similar to those relating to all other participants, subject to certain legal limitations on the amounts that may be contributed or the benefits that may be payable thereunder. The Board has determined to have the Company's matching contribution under the 401(k) Plan invested in Common Shares so as to further align employees' and shareholders' financial interests. The Company also maintains the Stock Bonus Plan and ESOP, which serve to further align employees' and shareholders' interests.

       Additionally, the Company makes available to its officers a supplemental life insurance plan, various defined benefit retirement plans (which are described below under "-- Pension Plans"), various nonqualified supplemental benefit plans, and a disability salary continuation plan.

       COMPENSATION OF CHIEF EXECUTIVE OFFICER.   The criteria, standards and
methodology used by the Committee in reviewing and establishing the Chief Executive Officer's salary, bonus and other compensation are the same as those used with respect to all other executive officers, as described above. As discussed above under "-- Salary," based on its review of data compiled by the Committee's independent consulting firm and other information, the Committee raised the annual salary of the Chief Executive Officer by 4.5% during 2000 to approximately $703,250. The Chief Executive Officer also received a cash bonus of $207,252 for 2000 performance under the Company's Chairman/CEO Plan. In addition, during 2000 the Chief Executive Officer was granted options to purchase 320,000 shares, as described further herein.

Submitted by the Compensation Committee of the Board of Directors.

Ernest Butler, Jr. (Chairman)           James B. Gardner           F. Earl Hogan

PENSION PLANS

       Supplemental Executive Retirement Plan.   The Company maintains a
Supplemental Executive Retirement Plan (the "Supplemental Pension Plan") pursuant to which certain officers who have completed at least five years of service are generally entitled to receive a monthly payment upon attaining early or normal retirement age under the plan. The following table reflects the approximate annual retirement benefits that a participant with the indicated years of service and compensation level may expect to receive under the Supplemental Pension Plan assuming retirement at age 65. Early retirement may be taken at age 55 by any participant with ten or more years of service, with reduced benefits.

                                                                  YEARS OF SERVICE
                                                           ------------------------------
COMPENSATION                                                  15         20         25
------------                                               --------   --------   --------
$ 400,000................................................. $140,000   $160,000   $180,000
   500,000................................................  175,000    200,000    225,000
   600,000................................................  210,000    240,000    270,000
   700,000................................................  245,000    280,000    315,000
   800,000................................................  280,000    320,000    360,000
   900,000................................................  315,000    360,000    405,000
 1,000,000................................................  350,000    400,000    450,000
 1,100,000................................................  385,000    440,000    495,000
 1,200,000................................................  420,000    480,000    540,000

       The above table reflects the annual benefits payable upon normal retirement under the Supplemental Pension Plan assuming such benefits will be paid in the form of a monthly lifetime annuity and before reductions relating to the receipt of Social Security benefits as described below. The actual amount of an officer's monthly payment under the Supplemental Pension Plan is equal to (i) 3% of the officer's "average monthly compensation" (defined below) times the officer's years of service during his first ten years with the Company plus (ii) 1% of the officer's "average monthly compensation" times his years of service after his first ten years with the Company (up to a maximum of 15 additional years), minus (iii) 4% of his estimated monthly Social Security benefits times his years of service with the Company (up to a maximum of 25 years). Payments to retired officers under this formula are increased by 3% per year to reflect cost of living increases. "Average monthly compensation" means the officer's average monthly compensation during the 36-month period within his last ten years of employment in which he received his highest compensation. Participants added to the plan after January 1, 2000 receive credit only for service while a plan participant.

       Under the Supplemental Pension Plan, the number of credited years of service at December 31, 2000 was over 25 years for Mr. Williams, 24 years for Mr. Post, 16 years for Mr. Perry, 18 years for Mr. Ewing and 18 years for Mr. Cole. The compensation upon which benefits are based under such plan is the aggregate amount of compensation reported for 2000 for each respective officer under the columns in the Summary Compensation Table appearing above that are entitled "Salary" and "Bonus."

       Predecessor Supplemental Retirement Plan.   Mr. Williams has the option
of receiving retirement benefits under either the normal benefit formula for the Supplemental Pension Plan or under a separate benefit formula (the "Alternative Formula") that existed under a predecessor supplemental retirement plan in which he held grandfathered rights when the Supplemental Pension Plan was adopted. Under this Alternative Formula, Mr. Williams would be entitled upon retirement to receive an annual benefit equal to 65% of his highest annual salary during the last five years of employment. This benefit is reduced by (i) his Social Security benefit, determined as of the date of retirement, and (ii) the value of his Stock Bonus Plan and related PAYSOP accounts converted to a monthly annuity. The salary upon which benefits are based is the amount reported under the "Salary" column in the Summary Compensation Table appearing above. Currently, the benefits Mr. Williams would receive upon retirement under the Alternative Formula are less than those benefits he would receive under the normal benefit formula of the Supplemental Pension Plan.

       Broad-Based Pension Plan.   The Company also maintains a qualified
defined benefit plan (the "Qualified Plan") pursuant to which most of the Company's non-union employees (including officers) who have completed at least five years of service are generally entitled to receive payments upon attaining early or normal retirement age under the plan. The Company further maintains a companion non-qualified defined benefit plan (the "Non-Qualified Plan") designed to pay supplemental retirement benefits to officers in amounts equal to the benefits that such officers would otherwise forego under the Qualified Plan due to federal limitations on the amount of benefits payable to highly compensated participants of qualified plans.

       The following table reflects the approximate total annual retirement benefits that a participant with the indicated years of service and annual compensation level may expect to receive under the Qualified and Non-Qualified Plans (collectively, the "Broad-Based Pension

Plan") assuming retirement at age 65 by a participant born in 1940. Upon attaining age 55, participants with at least five years of service may elect to receive reduced early retirement benefits.

                                                          YEARS OF SERVICE
                                   --------------------------------------------------------------
COMPENSATION                          5         10         15         20         25         30
------------                       -------   --------   --------   --------   --------   --------
$ 400,000........................  $18,800   $ 37,600   $ 56,400   $ 75,200   $ 94,000   $112,900
   500,000.......................   23,800     47,600     71,400     95,200    119,000    142,900
   600,000.......................   28,800     57,600     86,400    115,200    144,000    172,900
   700,000.......................   33,800     67,600    101,400    135,200    169,000    202,900
   800,000.......................   38,800     77,600    116,400    155,200    194,000    232,900
   900,000.......................   43,800     87,600    131,400    175,200    219,000    262,900
 1,000,000.......................   48,800     97,600    146,400    195,200    244,000    292,900
 1,100,000.......................   53,800    107,600    161,400    215,200    269,000    322,900
 1,200,000.......................   58,000    117,600    176,400    235,200    294,000    352,900

       The above table approximates the total annual benefits payable under the Broad-Based Pension Plan assuming (in addition to the assumptions stated above) that such benefits will be paid in the form of a monthly lifetime annuity. The actual amount of a participant's total monthly payment is equal to the sum of
(i) his number of years of service under the plan (up to a maximum of 30 years) multiplied by 0.5% of his final average pay plus (ii) his number of years of service under the plan (up to a maximum of 30 years) multiplied by 0.5% of his final average pay in excess of his compensation subject to Social Security taxes (as determined under the plan). For these purposes, "final average pay" means the participant's average monthly compensation during the 60-month period within his last ten years of employment in which he received his highest compensation.

       Under the Broad-Based Pension Plan, each named officer began to receive credit for years of service on January 1, 1999. The compensation upon which benefits are based under such plan is the aggregate amount reported for 2000 for each such officer under the columns in the Summary Compensation Table appearing above that are entitled "Salary" and "Bonus."

EMPLOYMENT CONTRACT WITH CHAIRMAN AND CHANGE-IN-CONTROL ARRANGEMENTS

       The Company has an employment agreement with Clarke M. Williams providing for, among other things, a minimum annual salary of $436,800, participation in all of the Company's employee benefit plans and use of the Company's aircraft. The agreement's initial three-year term has lapsed but the agreement remains in effect from year to year, subject to the right of Mr. Williams or the Company to terminate the agreement. If Mr. Williams is terminated without cause or resigns under certain specified circumstances, including following any change in control of the Company, he will be entitled to receive certain severance benefits, including (i) a lump sum cash payment equal to three times the sum of his annual salary and bonus, (ii) any such additional cash payments as may be necessary to compensate him for any federal excise taxes imposed upon contingent change in control payments, (iii) continued participation in the Company's welfare benefit plans for three years and (iv) continued use of the Company's aircraft for one year on terms comparable to those previously in effect.

       The Company also has agreements with each of its executive officers (other than Mr. Williams) which entitle any such officer who is terminated without cause or resigns under certain specified circumstances within three years of any change in control of the Company to

(i) receive a lump sum cash severance payment equal to three times the sum of such officer's annual salary and bonus, (ii) receive any such additional cash payments as may be necessary to compensate him for any federal excise taxes imposed upon contingent change in control payments and (iii) continue to receive certain welfare benefits for three years.

       Under the above-referenced agreements, a "change in control" of the Company would be deemed to occur upon (i) any person (as defined in the Securities Exchange Act of 1934) becoming the beneficial owner of 30% or more of the outstanding Common Shares or 30% or more of combined voting power of the Company's voting securities, (ii) a majority of the Company's directors being replaced, (iii) consummation of certain mergers, substantial asset sales or similar business combinations, or (iv) approval by the shareholders of a liquidation or dissolution of the Company.

       In the event of a change in control of the Company, the Company's benefit plans provide, among other things, that all restrictions on outstanding time-vested and performance-based restricted stock will lapse, all outstanding stock options will become fully exercisable, all performance shares will be earned, phantom stock units credited under the Company's supplemental defined contribution plan will be converted into cash and held in trust, and post-retirement health and life insurance benefits will vest with respect to certain current and former employees. In addition, participants in the Supplemental Pension Plan who are terminated without cause or resign under certain specified circumstances within three years of the change in control will receive a cash payment equal to the present value of their plan benefits (after providing age and service credits of up to three years), determined in accordance with actuarial assumptions specified in the plan.

PERFORMANCE GRAPH

       The graph below compares the cumulative total shareholder return on the Common Shares for the last five years with the cumulative total return of the S&P 500 Index and the S&P Integrated Telecommunications Services Index (the "S&P Integrated Telecom Index"), in each case assuming (i) the investment of $100 on January 1, 1996 at closing prices on December 31, 1995 and (ii) reinvestment of dividends.

                              [PERFORMANCE GRAPH]

                                             DECEMBER 31,
                       ---------------------------------------------------------
                        1995      1996      1997      1998      1999      2000
                       -------   -------   -------   -------   -------   -------
CenturyTel..........   $100.00    $98.32   $160.29   $327.66   $346.43   $253.12
S&P 500 Index.......   $100.00   $123.25   $164.21   $210.85   $253.61   $227.89
S&P Integrated
  Telecom
  Index(1)..........   $100.00    $99.42   $145.97   $218.33   $234.49   $148.20

---------------

(1) The S&P Integrated Telecom Index consists of ALLTEL Corporation, AT&T Corporation, BellSouth Corporation, Qwest Communications International Inc., SBC Communications Inc., Sprint Corp. FON Group, WorldCom, Inc., Verizon Communications Inc. and the Company, and is publicly available. S&P recently created its Integrated Telecom Index to replace the discontinued S&P 500 Telecom Index.

CERTAIN TRANSACTIONS

       With respect to each of the transactions described below, the Company believes that it has obtained services on terms no less favorable to the Company than those available for comparable services from unaffiliated third parties.

       The Company paid fees of approximately $1,268,000 to The Boles Law Firm for legal services rendered to the Company in 2000. William R. Boles, Jr., a director of the Company since 1992, is President and a director and practicing attorney with such firm, which has provided legal services to the Company since 1968.

       During 2000, the Company paid approximately $950,000 to a real estate firm owned by the brother of Harvey P. Perry, the Company's Executive Vice President, Chief Administrative Officer, General Counsel and Secretary. In exchange for such payments (a substantial portion of which were used to compensate subcontractors and vendors and to recoup other out-of-pocket costs), such firm provided a variety of services with respect to over 180 of the Company's office sites, wireless tower sites and retail locations in several states, including locating and analyzing properties suitable for acquisition as wireless tower sites, negotiating purchase terms with the land owners, and subleasing wireless tower space.

       During 2000, the Company purchased approximately $860,000 of electrical contracting services from a firm owned by Johnny Hebert, a director of the Company.

       During 2000, the Company purchased approximately $84,000 of maintenance services and other related aviation support services from Legacy Aviation, Inc., which has provided services to the Company since 1987. In 1995, Clarke M. Williams, the Company's Chairman of the Board, purchased Legacy Aviation, Inc. from unaffiliated parties.

       During 2000, the Company paid Rickey Lowery approximately $71,000 in salary and bonus for serving as a Lead Database Analyst Technician. Mr. Lowery has been an employee of the Company since 1989 and has been the son-in-law of Harvey P. Perry, the Company's Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, since 1990.

       During 2000, the Company paid Steve Daigle approximately $68,500 in salary and bonus for serving as Director, Market Entry Initiatives. Mr. Daigle, the son-in-law of Jim D. Reppond, a director of the Company, is no longer an employee of the Company.

       During 2000, the Company paid Martha Amman approximately $68,500 in salary and bonus for serving as Director, Employment and Staffing. Ms. Amman is the sister of Harvey P. Perry, the Company's Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, and has been an employee of the Company since 1998.

       During 2000, the Company paid Rhonda Woodard approximately $68,500 in salary and bonus for serving as Director of Customer Service Centers. Ms. Woodard is the sister-in-law of David Cole, an executive officer of the Company, and has been an employee of the Company since 1991.

       The Company paid approximately $8,100 to Phelps Dunbar, L.L.P. for legal services rendered to the Company in 2000. Virginia Boulet, a director of the Company since 1995, is a partner in such firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       The Securities Exchange Act of 1934 requires the Company's executive officers and directors, among others, to file certain beneficial ownership reports with the SEC. During 2000, all such reports were timely filed.

                           REPORT OF AUDIT COMMITTEE

ACTIVITIES OF COMMITTEE

       The Audit Committee of the Board of Directors is composed of seven directors, all of whom the Board believes are independent under the rules of the New York Stock Exchange. The Committee operates under a written charter adopted by the Board, which is attached as Exhibit C.

       Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

       In this context, the Committee has met and held discussions with the Company's management, its internal auditors and its independent accountants, KPMG LLP. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted U.S. accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and KPMG. The Committee discussed with KPMG matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

       KPMG also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with KPMG that firm's independence.

       Based on and in reliance upon the reviews and discussions referred to above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

OTHER INFORMATION

       KPMG acted as independent certified public accountants for the Company for 2000, and has been selected by the Board to serve again in that capacity for 2001. The following table lists the aggregate fees and costs billed by KPMG and its affiliates to the Company and its subsidiaries for (i) services rendered in connection with auditing the Company's annual consolidated financial statements for 2000 and reviewing the Company's quarterly financial statements for 2000, as well as auditing the 2000 financial statements of several of the Company's telephone subsidiaries, cellular partnerships and benefit plans, (ii) services rendered during 2000 in connection with designing or implementing hardware or software systems that collect or generate information affecting the Company's financial reporting, customer care, billing and management systems and (iii) all other services rendered during 2000, including tax consulting and internal audit outsourcing services.

                                                              AMOUNT BILLED
                                                              -------------
Audit Fees..................................................   $ 1,350,000
Financial Information Systems Design and Implementation
  Fees......................................................    13,204,000
All Other Fees..............................................     1,910,000

       Substantially all of KPMG's $13.2 million of design and implementation fees for 2000 related to assisting the Company install a new enterprise portal software system and a new billing system. Most of these services were performed by KPMG employees who are now employed by KPMG Consulting, Inc., an independent systems integration consulting business that was spun off from KPMG LLP in early 2001. As a result of this spin-off, the Company anticipates that non-audit fees to be paid to KPMG LLP and its affiliates will be substantially lower in 2001.

       The Committee has considered whether the provision of KPMG's non-audit services is compatible with maintaining KPMG's independence.

Submitted by the Audit Committee of the Board of Directors.

Calvin Czeschin     James B. Gardner
  (Chairman)        R. L. Hargrove, Jr.
Virginia Boulet     F. Earl Hogan
Ernest Butler, Jr.  C. G. Melville, Jr.

                                 OTHER MATTERS

QUORUM AND VOTING OF PROXIES

       The presence, in person or by proxy, of a majority of the total voting power of the Voting Shares is necessary to constitute a quorum to organize the Meeting. Shareholders voting or abstaining from voting on any issue will be counted as present for purposes of constituting a quorum to organize the Meeting.

       If a quorum is present, directors will be elected by plurality vote and, as such, withholding authority to vote in the election of directors will not affect whether the proposed nominees named herein are elected. As indicated above, the affirmative vote of the holders of a majority of the voting power present or represented at the Meeting will be required to approve the Executive Officer Short-Term Incentive Program and the 2001 Employee Stock Purchase Plan (collectively, the "Benefit Plan Proposals"). Shares as to which the proxy holders have been instructed to abstain from voting will not be treated as present or represented for purposes of such vote, and will therefore not affect the outcome of the vote.

       Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers may vote in their discretion on each matter expected to come before the Meeting when they have not received voting instructions from beneficial owners. If brokers who do not receive voting instructions do not exercise such discretionary voting power (a "broker non-vote"), shares that are not voted will be treated as present for purposes of constituting a quorum to organize the Meeting but not present for purposes of voting to elect directors or approve the Benefit Plan Proposals. Because the election of directors must be approved by plurality vote and both of the Benefit Plan Proposals must be approved by a majority of the voting power present or represented at the Meeting, broker non-votes with respect to these matters will not affect the outcome of the voting.

       Voting Shares represented by all properly executed proxies received in time for the Meeting will be voted at the Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Unless revoked, all properly executed proxies will be voted as specified and, if no specifications are made, will be voted in favor of the proposed nominees and the Benefit Plan Proposals.

       Management has not timely received any notice that a shareholder desires to present any matter for action at the Meeting in accordance with the Company's advance notification bylaw (which is described below), and is otherwise unaware of any matter for action by shareholders at the Meeting other than the election of directors and the Benefit Plan

Proposals. The enclosed proxy and voting instruction cards, however, will confer discretionary voting authority with respect to any other matter that may properly come before the Meeting. It is the intention of the persons named therein to vote in accordance with their best judgment on any such matter.

       A representative of KPMG LLP, the Company's independent certified public accountants, is expected to attend the Meeting and be available to respond to appropriate questions.

SHAREHOLDER NOMINATIONS AND PROPOSALS

       In order to be eligible for inclusion in the Company's 2002 proxy materials pursuant to the federal proxy rules, any shareholder proposal to take action at such meeting must be received at the Company's principal executive offices by November 29, 2001, and must comply with applicable federal proxy rules. In addition, the Company's advance notification bylaw requires shareholders to furnish timely written notice of their intent to nominate a director or bring any other matter before a shareholders' meeting, whether or not they wish to include their proposal in the Company's proxy materials. In general, notice must be received by the Secretary of the Company between November 11, 2001 and February 9, 2002 and must contain specified information concerning, among other things, the matters to be brought before such meeting and concerning the shareholder proposing such matters. (If the date of the 2002 annual meeting is more than 30 days earlier or later than May 10, 2002, notice must be received by the Secretary of the Company within 15 days of the earlier of the date on which notice of such meeting is first mailed to shareholders or public disclosure of the meeting date is made.) The Company will be permitted under its bylaws to disregard any nomination or submission of any other matter that fails to comply with these procedures, and, in any event, the persons to be named in the proxies solicited in connection with the 2002 annual meeting will have discretionary voting authority under the federal proxy rules to vote against any nomination or other matter submitted after February 17, 2001 (which date is subject to adjustment under certain circumstances).

                                          By Order of the Board of Directors

                                          /s/ HARVEY P. PERRY

                                          Harvey P. Perry
                                          Secretary

Dated: March 26, 2001

                                                                       EXHIBIT A
                                                              TO PROXY STATEMENT

                          CENTURYTEL EXECUTIVE OFFICER
                          SHORT-TERM INCENTIVE PROGRAM

       1. Purpose.   The purpose of the CenturyTel, Inc. Executive Officer
Short-Term Incentive Program (the "Program") is to advance the interests of CenturyTel, Inc. (the "Company") by providing an annual incentive bonus to be paid to certain designated executive officers of the Company based on the achievement of pre-established quantitative performance goals.

       2. Shareholder Approval.   The payment of any bonus hereunder is subject
to the approval of the Program, including the material terms of performance goals used in the Program, by the shareholders of the Company at the 2001 Annual Shareholders Meeting.

       3. Administration.   The Program shall be administered by the
Compensation Committee of the Board of Directors of the Company or, if all of the members of the Compensation Committee do not qualify as "outside directors" under Section 162(m) of the Internal Revenue Code ("Section 162(m)"), by a subcommittee of the Compensation Committee, all of the members of which qualify as "outside directors." The authority of the committee or subcommittee that administers the Program (the "Committee") shall include, in particular, authority to:

                (a) designate participants for a particular year;

                (b) establish performance goals and objectives for a particular year;

                (c) establish regulations for the administration of the Program and make all determinations deemed necessary for the administration of the Program; and

                (d) certify as to whether performance goals have been met.

       Notwithstanding the foregoing, all annual incentive bonuses payable under the Program shall be ratified by the Board.

       4. Eligibility.   The Committee shall designate prior to March 31 of each
year the executive officers of the Company who shall participate in the Plan that year. If no designation is made for any particular year, all individuals designated as executive officers of the Company in the Company's by-laws shall be deemed participants in the Plan that year. Executive officers who do not participate in the Plan will participate in the Company's Key Employee Incentive Compensation Plan, as it may be amended or restated from time to time, or a successor plan the "Key Employee Plan").

       5. Incentive Bonus.   Each participant shall be eligible to be paid an
annual bonus in an amount not to exceed $1.5 million. Before March 31 of each year for which a bonus is to be payable hereunder, the Committee shall establish the performance goals for that year and the objective criteria pursuant to which the bonus for that year is to be payable. The Committee has the discretion to decrease, but not increase, the amount of the bonus from the amount that is payable under the terms of the pre-established criteria for the applicable year. The performance goals each year shall apply to performance of the Company, a subsidiary or a division and shall be based upon one or more of the following performance goals: return on equity; shareholder return; growth in revenues, operating income, cash flow, earnings or earnings per share; an economic value added measure; or return on assets. Performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The Committee may change the performance goals each year to any of those listed above and may also change the targets applicable to the performance goals from year to year.

       6. Payment of Incentive Bonus.   As soon as practicable after the
Company's audited financial statements are available for the year for which the incentive bonus will be paid, the Committee shall evaluate the Company's performance to determine the amount of the incentive bonus that has been earned. In performing such evaluation, the Committee shall make all adjustments necessary to exclude the effect of any non-recurring transaction described in the May 22, 1990 memorandum to the Committee regarding the guidelines for administering the Key Employee Plan. The Committee shall also make adjustments necessary to exclude the effect of any change in accounting standards required by any regulatory agency or self-regulatory organization, including the Financial Accounting Standards Board. The Committee shall certify, either in writing or by the adoption of written resolutions, prior to the payment of any incentive bonus under the Program that the performance goals applicable to the bonus payment were met. The incentive bonus may be paid in whole or part in restricted stock of the Company in the discretion of the Committee. Shares of restricted stock issued in payment hereunder may be paid under any of the Company's stock-based incentive plans.

       7. Key Employee Plan.   The Program shall work in conjunction with the
Key Employee Plan (which is the bonus plan for other officers and key employees of the Company and its subsidiaries). The rights and obligations of the Company and the participants hereunder as to forfeiture of benefits by a participant under certain conditions and as to the effect of termination of employment of a participant or a change of control of the Company shall be as provided in the Key Employee Plan. Notwithstanding the foregoing, the Committee, and not the full Board, has sole and exclusive authority to take all action with respect to the Program, except that all incentive bonuses payable hereunder shall be ratified by the Board.

       8. Assignments and Transfers.   A participant may not assign, encumber or
transfer his or her rights and interests under the Program.

       9. Amendment and Termination.   The Committee may amend, suspend or
terminate the Program at any time in its sole and absolute discretion. Any amendment or termination of the Program shall not, however, affect the right of a participant to receive any earned but unpaid incentive bonus.

       10. Withholding of Taxes.   The Company shall deduct from the amount of
any incentive bonus paid hereunder any federal or state taxes required to be withheld.

       11. Term of Program.   The Program applies to each of the five calendar
years during the period beginning January 1, 2001 and ending December 31, 2005, unless terminated earlier by the Committee.

       12. Performance-Based Compensation under Section 162(m) of the Internal
Revenue Code.   The Company intends that any incentive bonus paid to an
executive officer under the

Program will qualify as "performance-based" compensation under Section 162(m). Nothing in this Program precludes the Company from making additional payments or special awards to a participant outside of the Program that may or may not qualify as "performance-based" compensation under Section 162(m), provided that such payment or award does not affect the qualification of any bonus paid or payable under the Program as "performance-based" compensation.

                                 * * * * * * *

       IN WITNESS WHEREOF, the undersigned Secretary of CenturyTel, Inc. hereby certifies that the foregoing CenturyTel Executive Officer Short-Term Incentive Program was (i) recommended to the Board of Directors of CenturyTel, Inc. (the "Board") by its Compensation Committee at a meeting of the Compensation Committee duly held on February 22, 2001, (ii) approved by the Board at a meeting duly held on February 28, 2001, and (iii) approved by the affirmative vote of the holders of a majority of the voting power present at the 2001 Annual Meeting of Shareholders of the Company held on May 10, 2001.

                    [SIGNATURE BLOCK INTENTIONALLY OMITTED]

                                                                       EXHIBIT B
                                                              TO PROXY STATEMENT

                  CENTURYTEL 2001 EMPLOYEE STOCK PURCHASE PLAN

       1. Purpose.   The purpose of the CenturyTel 2001 Employee Stock Purchase
Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company on favorable terms. The Company intends to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

       2. Definitions.

       (a) "Board" means the Board of Directors of the Company.

       (b) "Code" means the Internal Revenue Code of 1986, as amended.

       (c) "Common Stock" means the common stock of the Company.

       (d) "Company" means CenturyTel, Inc., a Louisiana corporation.

       (e) "Compensation" means base salary or wages received by an Employee from the Company or a Designated Subsidiary, including compensation for vacation, sick leave, holidays, floating holidays, personal days, and "paid time off" as defined in the Employee Information Notebook applicable to certain employees, but excluding (i) any overtime, bonuses, commissions, or cash incentive compensation, (ii) any relocation, expense, tuition or other reimbursements and (iii) any income or other benefits realized as a result of participation in any stock option, stock incentive, stock purchase, or similar plan of the Company or any Designated Subsidiary.

       (f) "Continuous Status as an Employee" means continuous service of an individual as an Employee of the Company or a Designated Subsidiary without any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave or military leave authorized under the Company's policies; (ii) Family and Medical Leave Act leave; (iii) any other leave of absence approved by the Company's Human Resources Department, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of any such longer leave is guaranteed by contract, statute, or any Company policy adopted from time to time; or (iv) transfers between locations of the Company or between the Company and its Designated Subsidiaries.

       (g) "Contributions" means all amounts credited to the account of a participant pursuant to the Plan.

       (h) "Corporate Transaction" means a (i) sale of all or substantially all of the Company's assets, (ii) merger, consolidation, share exchange or other business combination of the Company with or into another corporation in which the holders of Shares shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for their Common Stock, or (iii) dissolution or liquidation of the Company.

       (i) "Designated Administrator" means the stock brokerage, transfer agent or other financial services firm designated by the Company to hold Shares for participants and to directly or indirectly handle sales of Shares for participants.

       (j) "Designated Subsidiaries" means all domestic Subsidiaries that are corporations (or are treated as corporations or divisions for tax purposes), the employees of which shall be eligible to participate in the Plan, unless otherwise determined by the Board.

       (k) "Employee" means any person, including an officer of the Company or a Designated Subsidiary, who is an employee of the Company or a Designated Subsidiary for tax purposes.

       (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       (m) "Offering Date" means the first business day of each Offering Period during which the Trading Market is open for business.

       (n) "Offering Period" means a period of six months commencing on January 1 and July 1 of each year, unless otherwise provided by Section 19(b) hereof or otherwise determined by the Board as provided herein.

       (o) "Plan" means this 2001 Employee Stock Purchase Plan.

       (p) "Purchase Date" means the last day of each Offering Period during which the Trading Market is open for business.

       (q) "Purchase Price" means, with respect to any particular Offering Period, an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower; provided, however, that in the event (i) of any shareholder-approved increase in the number of Shares available for issuance under the Plan, (ii) all or a portion of such additional Shares are to be issued with respect to the Offering Period that is underway at the time of such increase ("Additional Shares"), and (iii) the Fair Market Value of a Share of Common Stock on the date of such increase (the "Approval Date Fair Market Value") is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Purchase Price with respect to Additional Shares shall be 85% of the Approval Date Fair Market Value or the Fair Market Value of a Share of Common Stock on the Purchase Date, whichever is lower.

       (r) "Share" means a share of Common Stock, as adjusted in accordance with
Section 19 of the Plan.

       (s) "Subsidiary" means a corporation or other entity, domestic or foreign, of which 50% or more of the voting shares or other equity interests are held by the Company or a Subsidiary, whether or not such entity now exists or is hereafter organized or acquired by the Company or a Subsidiary.

       (t) "Trading Market" means, as of any particular date, the New York Stock Exchange, or, if the Common Stock is not listed on the New York Stock Exchange as of such date, the principal trading market for such stock on such date.

       3. Eligibility.

       (a) Any person who is an Employee as of the date that is 20 days prior to the first day of any particular Offering Period shall be eligible to participate in the Plan for such Offering Period, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

       (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee would own (as determined pursuant to the rules under sec.424(d) of the Code) capital stock of the Company and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or
(ii) if such option, together with all similar rights to purchase stock under any other employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries outstanding at any time during a calendar year, would entitle the Employee to purchase stock that exceeds $25,000 in Fair Market Value (as defined in Section 7(b) below), determined at the time such option would otherwise be granted.

       4. Offering Periods.   An Employee's rights hereunder shall accrue on the
terms and subject to the conditions of this Plan during successive Offering Periods, with new Offering Periods commencing on January 1 and July 1 of each year (or at such other time or times as may be determined by the Board). Unless otherwise established by the Vice President -- Human Resources, the first Offering Period shall commence on July 1, 2001 and continue until December 31, 2001. The Plan shall continue until terminated in accordance with Section 19(b)(i) or 20 hereof. The Board shall have the power to change the duration or frequency of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected.

       5. Participation.

       (a) An eligible Employee may become a participant in the Plan (commencing as of the start of the next succeeding Offering Period) by completing a subscription agreement and any other required documents ("Enrollment Documents") provided by the Company and submitting them to the Company's Human Resources Department or the Designated Administrator at least five days prior to the start of such Offering Period, unless a later time for submission of the Enrollment Documents is set by the Vice President -- Human Resources. The Enrollment Documents and their submission may be electronic, as directed by the Company. The Enrollment Documents shall set forth the dollar amount or percentage of Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan. The dollar amount or percentage of Contributions selected by a participant may be changed as of the beginning of an Offering Period by submitting the required documentation at least ten business days prior to the start of such Offering Period; provided, however, that Contributions may be discontinued during an Offering Period as provided in Section 10(b).

       (b) With respect to each Offering Period, payroll deductions shall commence with the first payroll period following the Offering Date and shall end with the last payroll period ending on or prior to the Purchase Date of the Offering Period, unless sooner terminated by the participant as provided in
Section 10.

       (c) Execution and submission of Enrollment Documents by a participant to the Company shall be deemed to constitute the agreement of the participant to be subject to all of the terms and conditions of the Plan.

       6. Method of Payment of Contributions.

       (a) A participant's payroll deductions made on each payday during any particular Offering Period must equal at least 1% and not exceed 20% (or such greater percentage as the Board may establish from time to time before an Offering Date) of such participant's Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited, without interest, to his or her account under the Plan. A participant may not make any additional payments into such account.

       (b) A participant may discontinue his or her participation in or Contributions to the Plan as provided in Section 10.

       (c) Notwithstanding the foregoing, to the extent necessary to comply with the annual limitations set forth in Section 423(b)(8) of the Code and Section 3(b)(ii) herein, a participant's payroll deductions may be decreased during any Offering Period scheduled to end during any particular calendar year to 0%. Payroll deductions shall re-commence at the rate provided in such participant's Enrollment Documents at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

       7. Grant of Option.

       (a) On the Offering Date of each Offering Period, each eligible Employee participating in the Plan for such Offering Period shall be granted an option to purchase on the Purchase Date for that Offering Period a number of Shares of Common Stock determined by dividing such Employee's Contributions accumulated during the Offering Period and retained in the participant's account as of the Purchase Date by the applicable Purchase Price (subject to any adjustment pursuant to Section 19 below); provided, however, that such purchase shall be subject to the terms and conditions of this Plan, including without limitation the limitations set forth in Sections 3(b) and 12.

       (b) The fair market value of the Common Stock on a given date (the "Fair Market Value") shall be the closing sale price of a Share of Common Stock for such date on the Trading Market (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal.

       8. Exercise of Option.   Unless a participant timely withdraws from the
Plan as provided in Section 10, his or her option for the purchase of Shares will, without the delivery of any further documentation, be deemed to be exercised automatically on the Purchase Date of an Offering Period, and the maximum number of Shares subject to the option, rounded to the nearest one-one hundredth of a Share, will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account as of such date. During his or her lifetime, a participant's option to purchase Shares hereunder is exercisable only by him or her.

       9. Delivery and Holding of Shares.   As promptly as practicable after
each Purchase Date, the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant's name with the Designated

Administrator. A participant may request that certificates representing Shares purchased be issued in the participant's name and delivered to the participant or the participant's agent. No certificates for fractional shares shall be issued. In lieu of any such fractional share, the participant will receive a cash payment based on the Fair Market Value of a Share.

         10. Voluntary Withdrawal; Termination of Contributions; Termination of Employment.

       (a) A participant may withdraw all but not less than all of the Contributions credited to his or her account under the Plan by submitting fully completed withdrawal documentation in the manner prescribed by the Company's Human Resources Department at least 21 days prior to the Purchase Date or such shorter period as the Company's Human Resources Department shall permit. Upon receipt by the Company of withdrawal documentation properly completed to the Company's satisfaction, (i) all of the participant's Contributions credited to his or her account will be paid to him or her, (ii) his or her option for the current Offering Period will be automatically terminated, and (iii) no further Contributions for the purchase of Shares by such participant will be accepted during the Offering Period.

       (b) A participant may terminate Contributions during an Offering Period by submitting fully completed termination documentation in the manner prescribed by the Company's Human Resources Department at least 21 days prior to the Purchase Date or such shorter period as the Company's Human Resources Department shall permit. Upon any such termination, a participant may choose to have all Contributions credited to his or her account returned to him or her in accordance with paragraph (a) or the participant may choose to have his or her prior Contributions remain in his or her account and used to purchase Shares on the Purchase Date. A participant who terminates Contributions may not resume Contributions until the next Offering Period.

       (c) Upon termination of the participant's Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, whether voluntary or involuntary, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under
Section 15, and his or her option will be automatically terminated.

       (d) A participant's withdrawal from an offering during any particular Offering Period will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan that may hereafter be adopted by the Company; provided, however, that the Employee shall be required to resubmit Enrollment Documents in order to resume Contributions.

       11. Interest.   No interest shall accrue on the Contributions of a
participant in the Plan.

       12. Stock.

       (a) Subject to adjustment as provided in Section 19, no more than 5,000,000 Shares shall be made available for purchase under the Plan, either with participants' Contributions or in connection with the reinvestment of participants' cash dividends pursuant to Section 13 hereof. If the Board determines that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed the number of Shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion authorize the Company to allocate the Shares of Common Stock available for purchase on such Purchase Date in a manner determined to be equitable by the Board in its sole discretion.

       (b) The participant shall have no ownership, economic, voting or other rights or interests with respect to Shares subject to purchase under his or her option until such option has been exercised and the Shares have been issued.

       (c) Shares to be sold to a participant under the Plan may be Shares acquired by the Company in the open market, treasury shares or newly issued shares. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or, if directed by the participant, in the name of the participant and his or her spouse.

       13. Dividend Reinvestment; Other Distributions; Voting.

       (a) Cash dividends on any Shares acquired through the Plan and credited to a participant's Plan account with the Designated Administrator will be automatically reinvested in additional Shares; such amounts will not be available in the form of cash to participants. All cash dividends paid on Shares credited to participants' accounts and held by the Designated Administrator will be paid by the Company to the Designated Administrator, which shall be directed to reinvest such dividends on the same terms (including purchase price per share) as cash dividends are reinvested under the Company's Automatic Dividend Reinvestment and Stock Purchase Service as then in effect, or any successor dividend reinvestment plan of the Company (the "Dividend Reinvestment Plan").

       (b) In the event of a stock dividend, distribution, stock split or reclassification with respect to the Common Stock, any Shares or other securities of the Company issued with respect to Shares held in a participant's Plan account will be credited to the participant's Plan account. In the event of any other non-cash dividend or distribution with respect to Shares credited to a participant's account, the Designated Administrator may, if reasonably practical and at the direction of the Board, sell any property received in connection with such dividend or distribution as promptly as practicable and use the proceeds to purchase additional Shares in the same manner as cash paid to the Designated Administrator for purposes of dividend reinvestment.

       (c) Shares acquired through the Plan and credited to a participant's Plan account may be voted by the participant in the same manner as Shares are voted under the Dividend Reinvestment Plan or pursuant to any other rules adopted under Section 14 hereof.

       14. Administration.   The Board, or a committee thereof, shall have
general authority to administer the Plan and shall have all of the powers specified herein as being held by the Board. The Board may in its discretion delegate, to personnel of the Company's Human Resources Department or to the Designated Administrator, the Board's general authority to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations (including determinations as to the amounts of participants' Compensation) necessary or advisable for the day-to-day operation of the Plan.

       15. Designation of Beneficiary.

       (a) A participant may designate a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death. A participant may also designate a beneficiary to receive any Shares to which the participant is entitled if an Offering Period terminates prior to death, but death occurs prior to delivery to him or her of such Shares. Beneficiary designations under this Section 15(a) shall be made as directed by the Human Resources Department of the Company, which may require electronic submission of the required documentation with the Designated Administrator.

       (b) Any designation of a beneficiary hereunder may be changed by the participant at any time by submission of the required notice in the manner prescribed by the Company's Human Resources Department. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver any such cash or Shares (as specified in paragraph (a)) to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver any such cash or Shares to the participant's relatives or representatives.

       16. Transferability.   Neither Contributions credited to a participant's
account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10(a).

       17. Use of Funds.   All Contributions received or held directly or
indirectly by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or safeguard such Contributions.

       18. Reports.   Individual accounts will be maintained for each
participant in the Plan. Statements of account will be provided to participating Employees by the Company or the Designated Administrator at least semi-annually.

       19. Adjustments Upon Changes in Capitalization; Corporate Transactions.

       (a) Adjustment.   Subject to any required action by the shareholders of
the Company, the number of Shares that have been authorized for issuance under the Plan, whether under currently outstanding options or available for future options (collectively, the "Reserves"), and the price per Share of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately and equitably adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company or the holders of such Shares; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

       (b) Corporate Transactions.   In the event of a Corporate Transaction,
the Board may, in its sole discretion (and without the consent of participants), elect to (i) unilaterally terminate the Plan prior to the consummation of such transaction and return all Contributions to participants; (ii) unilaterally set a new Purchase Date on or before the date of consummation of the Corporate Transaction (provided that the Company notifies the participants of such new date), as of which new Purchase Date the Offering Period then in progress will terminate and all options outstanding hereunder shall be deemed to be exercised automatically, unless prior to such date a participant has withdrawn from the Offering Period as provided in Section 10; or (iii) provide for an alternative treatment of the participants' options that is acceptable to the person or entity that will succeed to the Company's assets, business or operations pursuant to such transaction. Any action taken by the Board under this paragraph shall be binding on all participants.

       20. Amendment or Termination.   The Board may at any time, in its sole
discretion (and without the consent of participants), terminate or amend the Plan, except that without the approval of the shareholders of the Company no amendment shall be made (i) to increase the number of Shares approved for sale through the Plan (other than under Section 19 hereof) or (ii) to decrease the Purchase Price per Share. Upon termination of the Plan other than at the end of an Offering Period, all Contributions then held by the Company shall be returned to participants.

       21. Notices.   All notices or other communications by a participant to
the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

       22. Conditions Upon Issuance of Shares.   (a) Shares shall not be issued
or sold hereunder unless the issuance or sale shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any Trading Market upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

       (b) As a condition to the exercise of an option, the Company may require the person exercising such option (i) to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares and (ii) to make such other representations as may be required, in the opinion of counsel for the Company, to effect compliance with all applicable securities or other laws.

       23. Term of Plan; Effective Date.   The Plan shall become effective upon
approval by the Company's shareholders. It shall continue in effect until terminated under Section 19 (b)(i) or 20 hereof.

       24. Compliance with Certain Laws and Regulations.   The Plan is intended
to comply with Section 423 of the Code and the acquisition of Shares through the Plan is intended to meet the requirements of Rule 16b-3 promulgated under the Exchange Act. The Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, any additional conditions and restrictions as may be required to qualify fully under Section 423 and Rule 16b-3.

                                 * * * * * * *

       IN WITNESS WHEREOF, the undersigned secretary of the Company hereby certifies that the foregoing Plan was approved by the Board at a meeting duly held on February 28, 2001 and approved by the affirmative vote of the holders of a majority of the voting power present at the 2001 Annual Meeting of Shareholders of the Company held on May 10, 2001.

                    [SIGNATURE BLOCK INTENTIONALLY OMITTED]

                                                                       EXHIBIT C
                                                              TO PROXY STATEMENT

                                CENTURYTEL, INC.
                          ---------------------------

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                          ---------------------------

I. SCOPE OF RESPONSIBILITY OF AUDIT COMMITTEE

       A. General

       Subject to the limitations noted in Section VI, the primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by (1) overseeing the Company's development of a system of financial reporting, auditing, internal controls and legal compliance,
(2) monitoring the operation of such system and (3) reporting to the Board of Directors periodically concerning activities of the Audit Committee.

       B. Relationship to Other Groups

       1. Allocation of Responsibilities.   The management of the Company is
responsible primarily for developing the Company's accounting practices, preparing the Company's financial statements and maintaining internal controls. The internal auditors are responsible primarily for objectively assessing the Company's internal controls. The outside auditors are responsible primarily for auditing and attesting to the Company's financial statements and evaluating the Company's internal controls. Subject to the limitations noted in Section VI, the Audit Committee, as the delegate of the Board of Directors, is responsible for overseeing this process.

       2. Accountability.   The outside and internal auditors will be apprised
that they are ultimately accountable to the Board of Directors and the Audit Committee.

       3. Communication.   The Audit Committee will strive to maintain an open
and free avenue of communication among management, the outside auditors, the internal auditors, and the Board of Directors.

II. COMPOSITION OF AUDIT COMMITTEE

       The Audit Committee will be comprised of three or more directors selected in accordance with the Company's bylaws, each of whom will meet the standards of independence or other qualifications required from time to time by the New York Stock Exchange.

III. MEETINGS OF AUDIT COMMITTEE

       The Audit Committee will meet at least three times annually, or more frequently if the Committee determines it to be necessary. To foster open communications, the Audit Committee may invite other directors or representatives of management, the outside auditors or the internal auditors to attend any of its meetings, but reserves the right in its discretion to meet in executive session. The Audit Committee will maintain written minutes of all its meetings and provide a copy of all such minutes to every member of the Board of Directors.

IV. POWERS OF AUDIT COMMITTEE

       A. Activities and Powers Relating to the Annual Audit

       1. Planning the Annual Audit.   In connection with its oversight
functions, the Audit Committee will monitor the planning of each annual audit of the Company's financial statements, including taking any of the following actions that the Audit Committee deems to be necessary or appropriate in connection therewith:

                a. approve or ratify the selection and compensation of the outside auditors and the terms of the outside auditors' annual engagement letter;

                b. review significant relationships between the outside auditors and the Company, including those described in written statements of the outside auditors furnished to the Audit Committee under Independence Standards Board Standard No. 1; and

                c. discuss with the outside and internal auditors the scope and comprehensiveness of their respective audit plans and the internal auditors' staffing and budget.

       2. Review of Annual Audit.   The Audit Committee will review the results
of each annual audit with the outside auditors, including a review of any of the following matters that the Audit Committee deems to be necessary or appropriate:

                a. the Company's annual financial statements and related footnotes, and any report, opinion or review rendered thereon by the outside auditors or management;

                b. other sections of the Company's 10-K annual report that pertain principally to financial matters;

                c. significant audit findings, adjustments, risks or exposures;

                d. "reportable conditions" or other matters that are required by generally accepted auditing standards (including Statement of Auditing Standards No. 61) or federal securities laws (including Section 10A of the Securities Exchange Act of 1934) to be communicated by outside auditors to the Audit Committee;

                e. difficulties or disputes with management or the internal auditors encountered during the course of the audit and any management letters provided by the outside auditors;

                f. the outside auditors' views regarding the clarity of the Company's financial disclosures, the quality of the Company's accounting principles as applied, the underlying estimates and other significant judgments made by management in preparing the financial statements, and the compatibility of the Company's principles and judgments with prevailing practices and standards;

                g. significant changes in the Company's accounting principles, practices or policies during the prior year and the rationales therefor;

                h. the accounting implications of significant new transactions;

                i. the adequacy of the Company's financial reporting processes, internal controls and corporate compliance procedures;

                j. significant changes required in the outside auditors' audit plan for future years; and

                k. the extent to which the Company has implemented changes in financial and accounting practices or internal controls that were previously recommended by the internal or outside auditors or approved by the Audit Committee.

       3. Post-Audit Review Activities.   In connection with or following the
completion of its review of the annual audit, the Audit Committee or its Chairman may in their discretion elect to meet with the internal auditors or management to discuss (a) any changes required in the internal audit plan or the internal auditors' budget for future periods or (b) any other appropriate matter listed in Section IV(A)(2) above.

       B. Other Powers

       The Audit Committee may also take any or all of the following actions that it deems to be necessary or appropriate:

                1. meet jointly or separately from time to time with representatives of the outside auditors, the internal auditors, or any member of management to discuss the performance, objectivity and independence of the outside or internal auditors or any other issue referred to in this Charter;

                2. make recommendations to management or the Board of Directors regarding (a) the replacement of the outside auditors, (b) changes in the staffing, budget or charter (if any) of the internal auditors or (c) changes in the services or practices of the outside or internal auditors;

                3. take action designed to satisfy the Audit Committee and the Board of Directors of the independence of the outside auditors, including adopting resolutions that require management to either notify or obtain the approval of the Audit Committee or its Chairman prior to the Company's retainment of the outside auditors to perform any consulting or other non-audit services (excluding those that will not involve annual payments exceeding any minimum amounts designated by the Committee);

                4. request management or the outside or internal auditors to provide analysis or reports regarding (a) any "second opinion" sought by management from an audit firm other than the Company's outside auditors or (b) any other information that the Audit Committee deems necessary to perform its oversight functions;

                5. conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities, and employ independent legal counsel or other professionals to assist in any such investigations;

                6. require the internal auditors to provide the Audit Committee or its Chairman with a copy of all internal reports to management and management's responses thereto;

                7. review periodically the effectiveness and adequacy of the Company's corporate compliance procedures, and consider, adopt and recommend to the Board of Directors any proposed changes thereto as management or the Audit Committee deems appropriate or advisable;

                8. review periodically the procedures established by the Company to monitor its compliance with debt covenants;

                9. consult periodically with the Company's legal counsel concerning the Audit Committee's responsibilities or legal matters that may have a material impact on the Company's financial statements, internal controls, or corporate compliance procedures;

                10. undertake any special projects assigned to it by the Board of Directors;

                11. issue any reports or perform any other duties required by
       (a) the Company's articles of incorporation or bylaws, (b) applicable law or (c) rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange, or any other self-regulatory organization having jurisdiction over the affairs of the Audit Committee;

                12. appoint, in its discretion, one or more subcommittees for any purposes within the Audit Committee's scope of responsibilities; and

                13. consider and act upon any other matters concerning the financial affairs of the Company as the Audit Committee, in its discretion, may determine to be advisable in connection with its oversight functions.

V. REVIEW OF CHARTER

       The Audit Committee will review this Charter annually, and may consider, adopt and submit to the Board of Directors any proposed changes that the Audit Committee deems appropriate or advisable.

VI. LIMITATIONS

       NOTWITHSTANDING ANYTHING IN THIS CHARTER TO THE CONTRARY, THE COMMITTEE SHALL NOT BE REQUIRED TO TAKE ALL OF THE ACTIONS OR TO EXERCISE ALL OF THE POWERS ENUMERATED ABOVE, AND THE COMMITTEE'S FAILURE TO TAKE ANY ONE OR MORE SUCH ACTIONS OR TO EXERCISE ANY ONE OR MORE SUCH POWERS IN CONNECTION WITH THE GOOD FAITH EXERCISE OF ITS OVERSIGHT FUNCTIONS SHALL IN NO WAY BE CONSTRUED AS A BREACH OF ITS DUTIES OR RESPONSIBILITIES TO THE COMPANY, ITS DIRECTORS OR ITS SHAREHOLDERS. THE AUDIT COMMITTEE IS NOT RESPONSIBLE FOR PREPARING THE COMPANY'S FINANCIAL STATEMENTS, PLANNING OR CONDUCTING THE AUDIT OF SUCH FINANCIAL STATEMENTS, OR DETERMINING THAT SUCH FINANCIAL STATEMENTS ARE COMPLETE AND ACCURATE OR PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING STANDARDS, ALL OF WHICH ARE THE RESPONSIBILITY OF MANAGEMENT OR THE OUTSIDE AUDITORS. THE AUDIT COMMITTEE'S OVERSIGHT OF THE PREPARATION AND AUDIT OF THE COMPANY'S FINANCIAL STATEMENTS INVOLVES SUBSTANTIALLY LESSER RESPONSIBILITIES THAN THOSE ASSOCIATED WITH THE AUDIT PERFORMED BY THE OUTSIDE AUDITORS. THE AUDIT COMMITTEE SHALL HAVE NO DUTY TO CONDUCT INVESTIGATIONS, TO RESOLVE ANY DISAGREEMENTS BETWEEN MANAGEMENT AND THE OUTSIDE AUDITORS, OR TO ASSURE COMPLIANCE WITH LAWS, REGULATIONS OR THE COMPANY'S CORPORATE COMPLIANCE PROCEDURES. IN CARRYING OUT ITS OVERSIGHT FUNCTIONS, THE AUDIT COMMITTEE BELIEVES ITS POLICIES AND PROCEDURES SHOULD REMAIN FLEXIBLE IN ORDER TO BEST REACT TO A CHANGING ENVIRONMENT.

                              * * * * * * * * * *
---------------------------

- Originally adopted and approved by the Audit Committee and Board of Directors on November 18, 1999.
- Amended by the Audit Committee and Board on February 22, 2001 and February 28, 2001, respectively.

--------------------------------------------------------------------------------

PROXY                                                                      PROXY

                                CENTURYTEL, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Clarke M. Williams or Glen
F. Post, III, or either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to cast the number of votes attributable to all of the shares of common stock and voting preferred stock (collectively, the "Voting Shares") of CenturyTel, Inc. (the "Company") that the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on May 10, 2001, and at any and all adjournments thereof (the "Meeting").

    The Board of Directors recommends that you vote FOR the nominees and the proposals listed on the reverse side hereof. In addition to serving as a Proxy, this card will also serve as instructions to Computershare Investor Services, LLC (the "Agent") to cast in the manner designated on the reverse side hereof the number of votes allocable to the undersigned, if any, that are attributable to shares of the Company's common stock held in the name of the Agent and credited to the dividend reinvestment plan account of the undersigned as of March 12, 2001, in accordance with the provisions of the Company's dividend reinvestment plan. Upon timely receipt of this Proxy, properly executed, all of the votes attributable to your Voting Shares, including any held in the name of the Agent, will be voted as specified. If this Proxy is properly executed but no specific directions are given, all of your votes will be voted for the nominees and the proposals.

                            (Please See Reverse Side)

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                          CENTURYTEL, INC.
                              PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

[                                                                                                                                  ]

1. TO ELECT FIVE CLASS I DIRECTORS.                 For   Withhold   For All
                                                    All     All      Except*    2.  To approve the Company's Executive Officer
                                                    [ ]     [ ]        [ ]          Short-Term Incentive Program described in the
                                                                                    Proxy Statement for the Meeting.
   01 William R. Boles, Jr.  02 W. Bruce Hanks
   03 C. G. Melville, Jr.    04 Glen F. Post, III                                   For                Against               Abstain
   05 Clarke M. Williams                                                            [ ]                  [ ]                   [ ]

                                                                                3. To approve the Company's 2001 Employee Stock
                                                                                   Purchase Plan described in the Proxy Statement
*INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL                    for the Meeting.
NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.
                                                                                   For                 Against               Abstain
                                                                                   [ ]                   [ ]                   [ ]

                                       In their discretion to vote upon such other business as may properly come before the Meeting.

                                                                                                                              , 2001
                                                                                ----------------------------------------------
                                                                                                       DATE

                                                                                ----------------------------------------------------
                                                                                                NAME (PLEASE PRINT)

                                                                                ----------------------------------------------------
                                                                                                     SIGNATURE

                                                                                ----------------------------------------------------
                                                                                       ADDITIONAL SIGNATURE (IF JOINTLY HELD)

                                                                                Please sign exactly as name appears on the
                                                                                certificate or certificates representing shares to
                                                                                be voted by this proxy. When signing as executor,
                                                                                administrator, attorney, trustee or guardian, please
                                                                                give full title as such. If a corporation, please
                                                                                sign in full corporate name by president or other
                                                                                authorized officer. If a partnership, please sign in
                                                                                partnership name by authorized persons.

------------------------------------------------------------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                      KEY FOR EXPLANATION OF VOTING RIGHTS

         TVS - TOTAL VOTING SECURITIES, INCLUDING DIVIDEND REINVESTMENT
                              1VT - ONE-VOTE TOTAL
                              10VT - TEN-VOTE TOTAL
                  VOTE - TOTAL VOTES TO WHICH YOU ARE ENTITLED

                 NOTE: TO DETERMINE THE TOTAL NUMBER OF 10-VOTE
                   SHARES, DIVIDE THE 10VT AMOUNT BY TEN (10).